                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  MID AM, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                  MID AM, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                  NOTICE OF
                                ANNUAL MEETING
                               PROXY STATEMENT
                                      &
                                ANNUAL REPORT
                                  SUPPLEMENT

MID AM, INC.

                               MID AM, INC. LOGO

                            221 South Church Street
                           Bowling Green, Ohio 43402

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Mid Am, Inc.:                           February 21, 1997

The Annual Meeting of Shareholders of Mid Am, Inc. (the "Company") will be held at The Toledo Club in the Corinthian Room, Madison at 14th Street, Toledo, Ohio on April 11, 1997 at 10:00 a.m. for the purpose of considering and voting upon the following matters:

     1. The election of seven Class III Directors to serve until the annual meeting of shareholders in 2000.

     2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 11, 1997, are entitled to notice of and to vote at the Annual Meeting of Shareholders. The Annual Report of the Company, the Proxy Statement and Annual Report Supplement, including financial statements for the year ended December 31, 1996, have been mailed to all shareholders with this Notice of Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/Marci L. Klumb
                                          MARCI L. KLUMB
                                          Secretary

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE. IF YOUR STOCK IS HELD IN MORE THAN ONE NAME, ALL PARTIES MUST SIGN THE PROXY FORM.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL IDENTIFIED ABOVE.

                                  Mid Am, Inc.
                            221 South Church Street
                           Bowling Green, Ohio 43402

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The Board of Directors of Mid Am, Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 11, 1997, at 10:00 a.m. at The Toledo Club, Corinthian Room, Madison at 14th Street, Toledo, Ohio. At the close of business on February 11, 1997, there were 20,924,753 shares of common stock of the Company, without par value ("Common Stock") outstanding, each of which is entitled to one vote on matters acted upon at the Annual Meeting.

     Any shareholder executing a proxy has the right to revoke it prior to its exercise, by written notice delivered to the Secretary of the Company, by subsequently dated proxy, or by voting in person at the Annual Meeting any time prior to its exercise. The shares will be voted in accordance with the direction of the shareholder as specified in the proxy. In the absence of instructions, the proxy will be voted for the election of the Class III Directors. The proxy confers discretionary authority on the proxy holders as to any other matter that may properly come before the Annual Meeting. Shareholders do not have the right to cumulate votes in the election of directors.

     The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company. All costs associated with the solicitation will be paid for by the Company. The Company does not intend to solicit proxies other than by use of the mails, but certain officers and employees of the Company or its subsidiaries may personally solicit proxies, without additional compensation. In addition to the solicitation of proxies by mail, the Company will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of Common Stock to obtain necessary voting instructions. The Company may reimburse them for their reasonable expenses in doing so. The proxy materials are first being mailed to shareholders on February 21, 1997.

                             ELECTION OF DIRECTORS

     Under the Code of Regulations of the Company, the Board of Directors is divided into three classes, designated as Class I, Class II and Class III. Each class consists of approximately one-third of the total number of directors, as fixed from time to time by the Board of Directors. Directors serve staggered three-year terms so that directors of only one class are elected at each annual meeting of shareholders.

     On July 16, 1996, the Board of Directors acknowledged the retirement of Board member Charles G. Hilbert, and on December 30, 1996, the Board of Directors acknowledged the retirement of Board member Blair D. Miller. The Company wishes to acknowledge the generous service of Messrs. Hilbert and Miller, each of whom has served on the Board of Directors since the Company's formation in 1988. As of the date of this Proxy Statement, no vacancies exist in the Company's Board of Directors.

     At the Annual Meeting, the shareholders will be asked to elect as Class III Directors the seven persons listed below, all of whom are presently serving as Class III Directors of the Company. If any of the Company's nominees are unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends. Unless otherwise specified in any proxy, the proxies solicited hereby will be voted in favor of the nominees named below or any substitutes. In accordance with the Company's Code of Regulations and Ohio law, the nominees receiving the greatest number of votes shall be elected to serve as Class III Directors.

INFORMATION AS TO NOMINEES

     The following information is provided with respect to each Class III Director, all of whom are nominees for re-election at the Annual Meeting.

CLASS III DIRECTORS -- TERM EXPIRES 2000

[CAPTION]

-----------------------------------------------------------------------------------------------------
                                                                              Shares of Common Stock
                                                                                Beneficially Owned
                                                                              December 31, 1996 (1)
-----------------------------------------------------------------------------------------------------
                                                           Director of
Name, Age & Principal                                        Company         Amount             % of
Occupation During Past 5 Years                                Since            (2)              Class
-----------------------------------------------------------------------------------------------------
James F. Bostdorff, 59.................................       1988            21,516            .10%
Farmer -- Self employed
David A. Bryan, 49.....................................       1991            16,677             .08
Partner in the law firm of Wasserman, Bryan, Landry &
Honold
Harry W. Kessler, 69...................................       1988            18,723             .09
Retired; formerly Clerk, Toledo Municipal Court
Edward J. Reiter, 57...................................       1988           204,647             .98
Chairman and CEO, Mid Am, Inc.; formerly Chairman, Mid
American National Bank and Trust Company (Mid Am Bank)
Emerson J. Ross, Jr., 55...............................       1988            27,259             .13
Manager of Corporate Community Relations, Owens
Corning, a manufacturer of building materials and
composite products
C. Gregory Spangler, 56................................       1993            27,745             .13
Chairman and CEO, Spangler Candy Company, a
manufacturer of candy products
Jerry L. Staley, 64....................................       1988           129,387             .62
Retired; formerly Senior Vice President, Mid Am Bank
-----------------------------------------------------------------------------------------------------

INFORMATION AS TO DIRECTORS WHOSE TERM OF OFFICE CONTINUES

     The following information is provided with respect to incumbent Class I and Class II Directors who are not nominees for election at the Annual Meeting.

CLASS I DIRECTORS -- TERM EXPIRES 1998

[CAPTION]

-----------------------------------------------------------------------------------------------------
                                                                              Shares of Common Stock
                                                                                Beneficially Owned
                                                                              December 31, 1996 (1)
-----------------------------------------------------------------------------------------------------
                                                           Director of
Name, Age & Principal                                        Company         Amount             % of
Occupation During Past 5 Years                                Since            (2)              Class
-----------------------------------------------------------------------------------------------------
Gerald D. Aller, 59....................................       1988            82,233            .39%
President, Aller's Pharmacy, Inc., a retail pharmacy
Walter L. Lamb, Jr., 50................................       1991             9,732             .05
Chairman, Mid-States Container Corp., a manufacturer of
specialty packaging
James E. Laughlin, 67..................................       1993            76,287             .37
Retired; former Chairman and CEO, AmeriFirst Bank, N.A.
Thomas S. Noneman, 56..................................       1988            55,640             .27
President, Tomco Plastic, Inc., a custom plastic
injection molding manufacturer
Douglas J. Shierson, 55................................       1995           166,930             .80
Private Investor
Robert E. Stearns, DDS, 57.............................       1988            36,839             .18
President, Dr. Stearns -- Dr. Zouhary, DDS, Inc.
-----------------------------------------------------------------------------------------------------

CLASS II DIRECTORS -- TERM EXPIRES 1999

---------------------------------------------------------------------------------------------------------
                                                                             Shares of Common Stock
                                                                               Beneficially Owned
                                                                             December 31, 1996 (1)
---------------------------------------------------------------------------------------------------------
                                                         Director of
Name, Age & Principal                                      Company          Amount              % of
Occupation During Past 5 Years                              Since             (2)               Class
---------------------------------------------------------------------------------------------------------
Wayne E. Carlin, 65..................................       1988              74,310             .36%
President, Carlin Farms, Inc.
David R. Francisco, 50...............................       1988              68,395             .33
President and COO, Mid Am, Inc.; formerly CEO, Mid Am
Bank
D. James Hilliker, 49................................       1995              75,045             .36
Vice President, Better Food Systems, Inc., a company
that owns and operates Wendy's Restaurant franchises
Marilyn O. McAlear, 61...............................       1988              30,234             .14
Vice President and Treasurer, Service Spring Corp., a
manufacturer of spring products
Richard G. Tessendorf, 54............................       1993              64,599             .31
Owner and CEO, R.I.C. Security Consultants &
Services, Inc., and R.I.C. Alarms, Inc., service
companies that assist corporations with their
security needs
Donald D. "Pete" Thomas, 59..........................       1988              29,683             .14
President, Thomas Farms, Inc.
All Directors and Executive Officers as a group (42
  persons)...........................................                      1,914,848            9.17%
---------------------------------------------------------------------------------------------------------

(1) Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.

(2) The amounts shown represent the total shares owned outright by such individuals together with shares issuable upon the exercise of currently vested, but unexercised stock options. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Aller, 25,174; Mr. Bostdorff, 12,805; Mr. Bryan, 10,411; Mr. Carlin, 22,802; Mr. Francisco, 38,788; Mr. Hilliker, 14,149; Mr. Kessler, 5,989; Mr. Lamb, 5,989; Mr.
    Laughlin, 20,651; Mrs. McAlear, 17,637; Mr. Noneman, 22,970; Mr. Reiter, 52,751; Mr. Ross, 15,880; Mr. Shierson, 15,571; Mr. Spangler, 21,993; Mr.
    Staley, 5,989; Mr. Stearns, 17,525; Mr. Tessendorf, 20,321; and Mr. Thomas, 16,437.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Based upon the information available to management of the Company, no person beneficially owns more than 5% of the outstanding shares of Common Stock. The Trust Department of Mid Am Bank holds Common Stock with sole or shared voting authority in various fiduciary capacities. Mid Am Bank also serves as trustee to the Company's Employee Stock Ownership Pension Plan (the "Pension Plan"), Employee Stock Ownership and Savings Plan (the "Profit Sharing Plan") and its Dividend Reinvestment and Stock Purchase Plan (under which voting rights are passed through to participants), and in such capacity regularly purchases shares of Common Stock from the Company, in the open market or in privately negotiated transactions through independent third party purchasing agents. In its fiduciary capacity, Mid Am Bank held 1,972,185 shares of the Company's Common Stock on December 31, 1996, representing 9.44% of the outstanding shares of Common Stock.

                               BOARD OF DIRECTORS
               MEETINGS, COMMITTEES, FUNCTIONS, AND COMPENSATION

     The Board of Directors of the Company met twelve times during 1996. Committee meetings were scheduled as needed. All directors with the exception of Mr. Hilbert attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which they served.

     The Company does not have a standing Compensation Committee or Nominating Committee. The functions of a compensation committee are served by the Special Projects Committee, which annually reviews and approves levels of compensation of the Company's senior officers and subsidiary presidents. The Special Projects Committee members in 1996, all of whom are non-employee directors, were Messrs. Aller, Bostdorff, Bryan, Lamb, Noneman, Spangler, Staley and Stearns, and Mrs. McAlear. The Special Projects Committee met four times during 1996.

     The Examination Committee approves and reviews the internal audit programs of the Company and its subsidiaries, and reviews the results of the independent accountant's audit. Members of the Examination Committee in 1996, all of whom are non-employee directors, were Messrs. Carlin, Hilbert, Hilliker, Kessler, Laughlin, Miller, Ross, Shierson, Tessendorf and Thomas. The Examination Committee met six times during 1996.

     Non-employee directors of the Company received an annual retainer in 1996 of $12,250, a fee of $375 for each Board of Directors meeting attended and a fee of $200 for each committee meeting attended. In addition, the Mid Am, Inc. 1992 Stock Option Plan, as amended (the "Option Plan") provides for an automatic grant to non-employee directors of the Company of non-qualified options to acquire 998.25 shares of Common Stock in November of each year including 1996. Directors who are employees of the Company are not compensated for their service on the Board of Directors.

                             EXECUTIVE COMPENSATION

The following table is a summary of certain compensation awarded, paid to, or earned by the Company's Chief Executive Officer and each of the other four most highly compensated officers of the Company and its subsidiaries (the "Named Executives") during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------
                                                                        Long Term
                                         Annual Compensation           Compensation
-------------------------------------------------------------------------------------------------------------
                                                                               Securities
                                                                 Securities    Underlying
                                                                 Underlying     Elective
                                          Salary                   Option       Options         All Other
Name/Title                       Year      (1)        Bonus      Grants (2)       (3)        Compensation (4)
-------------------------------------------------------------------------------------------------------------
Edward J. Reiter.............    1996    $385,000    $250,594      17,500                        $66,225
Chairman & CEO                   1995     373,000     133,123      22,000         6,454           46,365
Mid Am, Inc.                     1994     313,000      72,900       9,680        30,039           38,835
David R. Francisco...........    1996    $300,000    $202,524      12,500                        $51,860
President & COO                  1995     291,000     104,290      16,500         4,023           34,319
Mid Am, Inc.                     1994     241,000      56,134       7,260        22,572           29,013
Dennis L. Nemec..............    1996    $189,000    $106,614       5,000                        $33,060
Executive Vice President &
  CFO                            1995     178,180      64,900      11,000         3,168           23,050
Mid Am, Inc.                     1994     167,000      38,904       4,840        15,270           20,925
James F. Burwell.............    1996    $193,100    $ 90,346       4,000                        $33,640
President & CEO                  1995     178,100      89,183       3,469         3,219           22,461
First National Bank              1994     165,000      32,085       3,469        10,274           19,784
Northwest Ohio
Patrick A. Kennedy...........    1996    $190,500    $ 95,659       4,000                        $34,136
President & CEO                  1995     167,500      80,918       3,415         3,193           20,281
Mid Am Bank                      1994     148,000      35,273       3,226        11,019           16,454
-------------------------------------------------------------------------------------------------------------

(1) Included are amounts earned but deferred at the election of a Named Executive, and amounts forfeited in exchange for Elective Options (defined below) pursuant to the Company's Option Plan. The amount of compensation forfeited in exchange for Elective Options is also reported in this table as Securities Underlying Elective Options. (See footnote 3).

(2) Securities Underlying Option Grants represents options to acquire shares of Common Stock granted as long-term incentive compensation under the Option Plan. Options granted are adjusted for stock splits, stock dividends and similar occurrences affecting all outstanding shares.

(3) Securities Underlying Elective Options represents stock options ("Elective Options") granted on June 30, 1994, December 31, 1994 and December 31, 1995 in exchange for the Named Executive's voluntary forfeiture of a portion of 1994, 1995 and 1996 salary and/or director fees pursuant to the Option Plan. Elective Options are adjusted for stock splits, stock dividends and similar occurrences affecting all outstanding shares.

(4) In 1996, All Other Compensation consists of the maximum allowable contributions under the 401(k) plan, Profit Sharing Plan and Pension Plan of $4,500, $4,500 and $9,000, respectively; amounts paid or accrued under the Company's Make Up Plan (Mr. Reiter, $44,175; Mr. Francisco, $31,268; Mr. Nemec, $12,468; Mr. Burwell, $14,074; and Mr. Kennedy, $14,570); and group term life insurance premiums paid by the Company (Mr. Reiter, $4,050; Mr. Francisco, $2,592; Mr. Nemec, $2,592; Mr. Burwell, $1,566; and Mr. Kennedy, $1,566).

STOCK OPTIONS

The following table sets forth information concerning 1996 grants to the Named Executives of options to purchase Common Stock under the Option Plan.

OPTION GRANTS TABLE

-------------------------------------------------------------------------------------------------------------------
                                                                                             Potential Realizable
                                                                                            Value at Assumed Rates
                                                                                                of Stock Price
                                                                                               Appreciation for
                                                                                                Option Term(2)
-------------------------------------------------------------------------------------------------------------------
                            Number of
                            Securities        % of
                            Underlying        Total        Exercise
                             Options         Options         Price         Expiration
Name                        Granted(1)       Granted       Per Share          Date             5%            10%
-------------------------------------------------------------------------------------------------------------------
Edward J. Reiter.....         17,500          17.43%        $17.875         11/21/06        $196,726       $498,543
David R. Francisco...         12,500          12.45          17.875         11/21/06         140,519        356,102
Dennis L. Nemec......          5,000           4.98          17.875         11/21/06          56,207        142,441
James F. Burwell.....          4,000           3.98          17.875         11/21/06          44,966        113,953
Patrick A. Kennedy...          4,000           3.98          17.875         11/21/06          44,966        113,953
-------------------------------------------------------------------------------------------------------------------

(1) Options were granted November 21, 1996, and vest in 20% increments over five years. The option exercise price is not adjustable except for stock splits, stock dividends and similar occurrences affecting all outstanding shares.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market value of the Common Stock.

FISCAL YEAR-END OPTION VALUE TABLE

---------------------------------------------------------------------------------------------------------------------------
                                                                Number of Shares                        Value of
                                                                   Underlying                         Unexercised
                                                              Unexercised Options                     In-the-Money
                                                                  at 12/31/96                     Options at 12/31/96
---------------------------------------------------------------------------------------------------------------------------
                            Shares          Value
                          Acquired on      Realized      Exercisable      Unexercisable      Exercisable      Unexercisable
Name                      Exercise(#)        ($)             (#)               (#)               ($)               ($)
---------------------------------------------------------------------------------------------------------------------------
Edward J. Reiter......         0              $0           52,751            44,900           $268,071           $99,808
David R. Francisco....         0               0           38,788            33,050            202,103            74,862
Dennis L. Nemec.......         0               0           26,568            18,699            135,205            49,900
James F. Burwell......         0               0           19,286            10,229             98,366            30,905
Patrick A. Kennedy....         0               0           19,367            10,732             96,690            27,806
---------------------------------------------------------------------------------------------------------------------------

BENEFICIAL OWNERSHIP

-------------------------------------------------------------------------------------------------
                                                                     Shares of Common Stock
                                                                       Beneficially Owned
                                                                      December 31, 1996 (1)
-------------------------------------------------------------------------------------------------
                            Name                                Number (2)       Percent of Class
-------------------------------------------------------------------------------------------------
Edward J. Reiter............................................     204,647               .98%
David R. Francisco..........................................      68,395               .33
Dennis L. Nemec.............................................      77,028               .37
James F. Burwell............................................      47,350               .23
Patrick A. Kennedy..........................................      46,004               .22
-------------------------------------------------------------------------------------------------

(1) Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.

(2) The amounts shown represent the total shares owned outright by such individuals together with shares issuable upon the exercise of currently vested, but unexercised stock options. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Reiter, 52,751; Mr. Francisco, 38,788; Mr. Nemec, 26,568; Mr. Burwell, 19,367; and Mr. Kennedy, 19,286.

CHANGE IN CONTROL AGREEMENTS

     To assure continuity of management and operations, the Company and its subsidiaries have Change in Control Agreements (the "Agreements") with certain of their executive officers. The Company has entered into an Agreement with each of the Named Executives.

     Pursuant to the Agreements, the Company and its subsidiaries may terminate an executive officer's employment for any reason or for no reason, with or without notice. The Agreements do not change the individual's status as employees at will under the laws of the State of Ohio. In the event of involuntary termination or diminution of status without cause after a change in control (as defined), the executive officers are entitled to compensation payable in a lump sum or monthly installments in the following multiples of the individual's average total compensation for the immediately preceding two years:
(1) one and one-half times for all senior vice presidents of the Company; (2) two times for all presidents and chief executive officers of the Company's subsidiaries; and (3) two and one-half times for the Company's executive vice presidents, President and Chief Executive Officer. If an individual has been with the Company or a subsidiary for less than two years at the time of a change in control, the amount payable under the Agreement will be based upon the individual's average total compensation during the term of his or her employment. The Company and its subsidiaries are not obligated to pay any amount which is in excess of the then maximum amount which is deductible for federal income tax purposes.

     For purposes of the Agreements, a change in control is defined as, among other occurrences, a merger or consolidation with or into any other corporation where shareholders of the Company receive less than 50% of the shares of the resulting corporation; certain situations involving the issuance, ownership, or control of in excess of 24.99% of the outstanding Common Stock or assets of the Company; or the removal, termination or retirement of more than 49% of the members of the Board of Directors.

                        REPORT ON EXECUTIVE COMPENSATION

     The compensation of executive officers of the Company and the presidents and chief executive officers of each of its subsidiaries is reviewed and established annually by the Special Projects Committee (the "Committee"), which is comprised entirely of non-employee directors. The compensation of executive officers of the subsidiaries, with the exception of each of their presidents and chief executive officers, is established annually by the Boards of Directors of the subsidiaries.

     In 1995, the Company retained Towers Perrin, a nationally recognized compensation and employee benefit consulting firm. Towers Perrin assisted the Committee in analyzing the competitiveness of the Company's 1996 executive compensation package as compared with similar organizations, to ensure that compensation arrangements effectively support the Company's long-term business strategy. The Company's compensation philosophy applicable to executive officers, as implemented under the supervision of the Committee, is to enable the Company to attract and retain qualified executives through competitive cash compensation, to reward quality performance through incentive compensation, and to encourage executives to manage the Company in a manner that maximizes long term shareholder value through incentive stock option grants.

BASE SALARY

     Base salaries for executive officers are set at levels competitive with peer banking institutions and general industries, as applicable, and are adjusted for individual performance. To develop peer groups for the Company and its subsidiaries, Towers Perrin collected market pay data from surveys covering the banking industry and applicable general industries. Towers Perrin then analyzed the compensation of the Company's executive officers as compared with compensation packages offered by U.S. companies of similar asset or revenue size, as applicable.

     The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that should be included in a peer group established to compare shareholder returns. Therefore, while certain members of the compensation peer group are included in the NASDAQ Bank Index, the compensation peer group is not identical to the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

ANNUAL INCENTIVE COMPENSATION

     Corporate-wide incentive compensation awards play a key role in implementing the Company's strategy of attracting and retaining qualified executive officers, by rewarding quality performance. Annual incentive compensation is based on short-term performance, and is comprised of the Company's cash incentive compensation plan and the Profit Sharing Plan.

     Incentive plan cash awards are based upon (1) achievement of Company or subsidiary return on equity ("ROE") and return on assets goals, which are established annually by the Boards of Directors of the Company and its subsidiaries; (2) achievement of work group or departmental goals; and (3) individual performance. These criteria are weighted on the basis of the participant's job responsibilities and ability to affect the financial performance of the Company or subsidiary as a whole. For example, awards to executive officers who are senior vice presidents are comprised of 70% corporate performance and 30% individual and/or workgroup performance, while a bank teller's criteria is weighted 80% on individual and banking center performance and 20% on corporate performance. Incentive compensation for Messrs. Reiter, Francisco and Nemec is awarded solely on the basis of the financial performance of the Company. The remaining Named Executives are awarded incentive compensation based upon the financial performance of their respective subsidiaries (75%) and the financial performance of the Company (25%). Each individual's total award may then be modified up or down based upon overall Company performance.

     Awards under the incentive plan are paid on a matrix, with payout corresponding to varying levels of achievement in the financial, work group and individual performance perspectives. Maximum awards under the incentive plan for executive officers are 40% to 70% of base salary, depending upon the individual's position. In 1996, target and maximum bonus percentages were increased to 35% and 70% of base salary, respectively, for Messrs. Reiter and Francisco, to align their incentive compensation awards with the Company's peer banking institutions. The remaining Named Executives may be awarded up to 60% of their base salaries as incentive compensation. No incentive awards are payable to an executive officer if the Company or his or her subsidiary, as applicable, fails to meet minimum levels of financial performance established by the Boards of Directors of the Company and its subsidiaries.

     Profit Sharing Plan contributions are made by the Company if corporate ROE targets set by the Board of Directors are met. Contributions are intended to qualify as employee stock ownership contributions and are invested primarily in Common Stock.

LONG-TERM INCENTIVE COMPENSATION

     Options to purchase Common Stock are granted to executive officers under the Option Plan to encourage these individuals to manage the Company in a manner that will increase long-term shareholder value. Grants are made at an option price of 100% of the Common Stock's market value on the grant date, vest in 20% increments over five years, and expire 10 years from the date of grant unless the optionee no longer serves as an executive officer. Options are granted by the Committee using guidelines expressed as percentage of salary, and are adjusted based upon considerations such as dilution, the number of shares of Common Stock outstanding, and Company, subsidiary and individual performance.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The compensation of the Chief Executive Officer is reviewed annually in the last quarter of each year by the Committee, which establishes the total compensation of the CEO for the following year. In determining the CEO's compensation, the Committee considered the Company's financial performance for the prior year, the CEO's contribution to the short- and long-term objectives of the Company and the market competitive base salary data for the Company's peer group as developed by Towers Perrin.

     The Committee considered the Company's financial performance in 1995 to be strong, with return on average common shareholders' equity and return on average total assets at or near the Company's long-term earnings objectives. Overall return to Common Stock shareholders was 26.5% in 1995. The Committee attributed 1995's performance in part to the Company's successful expense reduction program adopted in 1994, "The Perfect 10," the objective of which was to reduce 1995 non-interest expense to an amount no greater than 90% of 1994's budgeted operating expense.

     Based upon the Company's financial performance in 1995, the CEO's leadership in implementing "The Perfect 10" program which positioned the Company to continue to meet its long-term earnings objectives, and market pay data supplied by Towers Perrin, the Committee established the CEO's initial base salary for 1996 at $385,000, representing a 3% increase over the previous year's base salary of $373,000 and placing the CEO slightly above the fiftieth percentile of the Company's peer group. The Committee further increased the short-term cash bonus target from 30% to 35% of base salary, or $134,750, representing a 20% increase over the previous year's target bonus of $111,900. Finally, the Committee granted the CEO options to acquire 17,500 shares of Common Stock under the Option Plan.

     The foregoing report is submitted by the members of the Company's Special Projects Committee.

Gerald D. Aller       James F. Bostdorff   David A. Bryan
Walter L. Lamb, Jr.   Marilyn McAlear      Thomas S. Noneman
C. Gregory Spangler   Jerry L. Staley      Robert E. Stearns

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, Mid Am Bank paid legal fees of approximately $48,000 to Wasserman, Bryan, Landry & Honald. Mr. Bryan is a partner in the law firm. Mr. Staley is a retired Senior Vice President of Mid Am Bank.

MID AM, INC. COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph shows a comparison of cumulative total shareholder returns for the Company, the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index for the five-year period ended December 31, 1996. The total shareholder return assumes a $100 investment in the Common Stock and each index on December 31, 1991, and that all dividends were reinvested.



  Measurement Period      Mid Am, Inc.           S&P 500 Index             Nasdaq Bank Index
(Fiscal Year Covered)

1991                        100                     100                             100
1992                        115.33                  107.61                          145.55
1993                        139.09                  118.41                          165.99
1994                        159.25                  119.97                          165.38
1995                        201.39                  165                             246.32
1996                        239.51                  202.85                          325.60

                          TRANSACTIONS WITH MANAGEMENT

     Directors and officers of the Company and its subsidiaries were customers of, and have had transactions with the Company's subsidiary banks in the ordinary course of business during 1996. These transactions consisted of extensions of credit in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons. In the opinion of management of the Company and its subsidiaries, these transactions do not involve more than a normal risk of collectibility or present other unfavorable features. The subsidiaries expect to continue to have banking transactions in the ordinary course of their businesses with directors, officers and their associates on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

     Patricia A. Wise, spouse of Mr. Francisco, is the President of Wise People Management, Inc. and a member of Wise and Dorner, Ltd., a limited liability company formed for the practice of law. In 1996, the Company and its subsidiaries paid approximately $67,000 for consulting, litigation and employment law services provided by Ms. Wise and her companies.

                         RELATIONSHIPS WITH AFFILIATES

     Certain banking centers and/or real estate upon which Mid Am Bank banking centers are situated are owned by Bancsites, Inc. and are leased to the bank pursuant to long-term lease agreements. Bancsites was a wholly owned subsidiary of the bank until 1977, when all of its shares were distributed pro rata to the bank's shareholders. Subsequently, Bancsites effected a reverse stock split whereby minority shareholders received cash in exchange for their shareholdings in the corporation. Currently, Mr. Reiter and certain officers and directors of the Company and Mid

Am Bank beneficially own 13.66% of the outstanding shares of Bancsites, including approximately 7.38% held by Mr. Reiter. Furthermore, a senior officer of Mid Am Bank has a management position with Bancsites.

     During fiscal year 1996, Mid Am Bank made lease payments to Bancsites totalling $537,000. Mid Am Bank expects to continue to make lease payments to Bancsites in 1997. Furthermore, Mid Am Bank performs certain administrative services for Bancsites at a cost of approximately $7,600 per year. The long term leases between the bank and Bancsites are on terms comparable to those in similar transactions with unrelated parties. Also in 1996, the Company purchased two parcels of real estate from Bancsites for $200,000 in the aggregate. The purchase price was determined through arms length negotiations between independent representatives of the Company and Bancsites.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Securities Exchange Act of 1934, members of the Board of Directors and certain executive officers of the Company and its subsidiaries file periodic reports with the Securities and Exchange Commission disclosing their beneficial ownership of Common Stock. During 1996, and based solely upon a review of such reports, the Company believes that all filing requirements under Section 16 were complied with on a timely basis, with the exception of delinquent reports of Messrs. Francisco, Mandula, Nemec, Sikorski and Stearns, each relating to a single transaction in Common Stock. The reports were corrected and promptly filed on behalf of these individuals upon learning of the error.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     During 1996, the Company engaged Price Waterhouse LLP to provide audit services for the Company and its subsidiaries and to provide certain non-audit services including advice on accounting, tax and reporting matters. The Board of Directors of the Company has selected Price Waterhouse LLP as its independent accountants for 1997. Price Waterhouse LLP is expected to have a representative at the Annual Meeting. Such representative will have an opportunity to make a statement if (s)he desires to do so, and is expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of the Company for its 1998 annual meeting must be made by a qualified shareholder and must be received by the Company no later than October 24, 1997, for review and consideration for inclusion in the Company's proxy statement.

                             OTHER BUSINESS MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Annual Meeting. However, the enclosed proxy will confer discretionary authority with respect to matters which are not now known to the Board of Directors and which may properly come before the meeting.

     Copies of the Company's Annual Report on Form 10-K will be available without charge to shareholders upon request. Address all requests, in writing, to the Shareholder Relations Department, Mid Am, Inc., 221 South Church Street, P.O. Box 428, Bowling Green, Ohio 43402.

February 21, 1997                         By Order of the Board of Directors

                                          Marci L. Klumb
                                          MARCI L. KLUMB
                                          Secretary

                                      1996
                            ANNUAL REPORT SUPPLEMENT

                                MIDAM, INC. LOGO

MID AM, INC.
1996 ANNUAL REPORT SUPPLEMENT

------------------------------------------------------------------
                          Contents                            Page
------------------------------------------------------------------
A Message to our Shareholders...............................   S-1
Financial Highlights........................................   S-2
Shareholder Information.....................................   S-3
Corporate Information.......................................   S-4
Selected Quarterly Data.....................................   S-5
Summary of Financial Data...................................   S-6
Management's Discussion and Analysis and Statistical
  Information...............................................   S-7
Report of Independent Accountants...........................  S-27
Consolidated Statement of Condition.........................  S-28
Consolidated Statement of Earnings..........................  S-29
Consolidated Statement of Changes in Shareholders' Equity...  S-30
Consolidated Statement of Cash Flows........................  S-31
Notes to Consolidated Financial Statements..................  S-32
Mid Am, Inc. Nine Year Performance Summary (Unaudited)......  S-52
------------------------------------------------------------------

                         A MESSAGE TO OUR SHAREHOLDERS

This Annual Report Supplement to our Proxy Statement contains our audited financial statements, management discussion and analysis and other information previously presented in our annual report to shareholders. This Supplement contains all of the information that regulations of the Securities and Exchange Commission (the "SEC") requires to be presented in annual reports to shareholders. For legal purposes, this Supplement is part of the Mid Am, Inc. Annual Report to Shareholders. Although attached to our Proxy Statement, this Supplement is not part of our Proxy Statement, is not deemed to be soliciting material, and is not deemed to be filed with the SEC except to the extent that it is expressly incorporated by reference in a document filed with the SEC.

Our 1996 Annual Report to Shareholders accompanies the Proxy Statement. That report presents the financial results of our company in a format and level of detail that we believe our shareholders will find useful and informative. Shareholders who would like to receive more detail than provided in the following Annual Report Supplement are invited to request our Annual Report on Form 10-K.

Our Annual Report on Form 10-K, as filed with the SEC, will be provided without charge to any shareholder upon written request to Mid Am, Inc., Shareholder Relations Department, 221 South Church Street, Bowling Green, Ohio 43402.

                              FINANCIAL HIGHLIGHTS

----------------------------------------------------------------------------------------------------------
              (Dollars in thousands,                                                          Percentage
         except per share and ratio data)                    1996             1995              Change
----------------------------------------------------------------------------------------------------------
FOR THE YEAR
Net income.........................................          $25,992          $24,967           4.11%
Return on:
  Average assets...................................             1.20%            1.17%
  Average common shareholders' equity..............            15.01%           14.51%

PER COMMON SHARE DATA
Primary net income.................................            $1.12            $1.05           6.67%
Fully diluted net income...........................             1.07             1.01          5.94
Dividends..........................................             0.60             0.57          5.26
Book value at year end.............................             7.83             7.64          2.49

AT YEAR END
Assets.............................................       $2,180,974       $2,204,751         (1.08)%
Loans..............................................        1,574,880        1,475,651          6.72
Deposits...........................................        1,832,909        1,860,142         (1.46)
Common shareholders' equity........................          163,111          159,269          2.41
Total shareholders' equity.........................          193,204          194,838         (0.84)

AVERAGE FOR THE YEAR
Assets.............................................       $2,162,122       $2,138,638          1.10%
Loans..............................................        1,500,941        1,450,629          3.47
Deposits...........................................        1,813,889        1,788,386          1.43
Common shareholders' equity........................          157,084          153,112          2.59
Total shareholders' equity.........................          190,598          191,072         (0.25)
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                                         Fully
  QUARTERLY FINANCIAL HIGHLIGHTS            Net          Provision                      Primary         Diluted
      (Dollars in thousands,              Interest       For Credit        Net         Earnings        Earnings
      except per share data)               Income          Losses         Income       Per Share       Per Share
----------------------------------------------------------------------------------------------------------------
1996
Fourth Quarter.....................       $22,160          $1,597         $9,029         $0.40           $0.37
Third Quarter......................        21,361           1,305          4,245          0.18            0.18
Second Quarter.....................        20,862           1,076          6,111          0.26            0.25
First Quarter......................        20,531             559          6,607          0.28            0.27

1995
Fourth Quarter.....................       $20,718             $994        $6,220         $0.26           $0.25
Third Quarter......................        20,444             864          6,472          0.27            0.26
Second Quarter.....................        20,552             734          6,467          0.27            0.25
First Quarter......................        20,513             410          5,808          0.25            0.24
----------------------------------------------------------------------------------------------------------------

                            SHAREHOLDER INFORMATION

---------------------------------------------------------------------------------------------------------------
QUARTERLY COMMON STOCK PRICES,
DIVIDENDS AND YIELDS                                                  Book Value      Dividend     Dividend
1996                                               High      Low       Per Share     Per Share      Yield
---------------------------------------------------------------------------------------------------------------
Fourth Quarter................................    $18.25    $17.00       $7.83         $0.16         3.63%
Third Quarter.................................     18.25     16.70        7.51          0.15         3.43
Second Quarter................................     17.05     16.59        7.41          0.145        3.46
First Quarter.................................     16.82     14.89        7.60          0.145        3.67
1995
---------------------------------------------------------------------------------------------------------------
Fourth Quarter................................    $15.45    $14.77       $7.64         $0.145        3.85%
Third Quarter.................................     15.00     13.98        7.43          0.145        4.02
Second Quarter................................     13.98     11.77        7.34          0.145        4.52
First Quarter.................................     12.60     11.57        7.12          0.14         4.51
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                     STOCK INFORMATION                            Common      Preferred
                    At December 31, 1996                          Stock         Stock
---------------------------------------------------------------------------------------
Shares authorized...........................................    35,000,000    2,000,000
Shares issued...............................................    20,887,675    1,203,725
Treasury shares.............................................        46,610
Number of shareholders of record............................         8,244          243
Closing market price per share..............................       $17.125      $41.250
Book value per share........................................          7.83          N/A
Stock exchange..............................................        NASDAQ       NASDAQ
Stock symbol................................................          MIAM        MIAMP
---------------------------------------------------------------------------------------

DIVIDEND REINVESTMENT PLAN

The Company offers a Dividend Reinvestment Plan which allows shareholders to reinvest their Mid Am, Inc. dividends in additional Company common stock at the prevailing market price. The plan has 4,536 participants, or 53 percent of our common and preferred shareholders of record. Plan information may be obtained by calling the Shareholder Relations Department at (419) 327-6300, or by writing:
Mid Am, Inc. Dividend Reinvestment Plan, P.O. Box 428, 221 South Church Street, Bowling Green, Ohio 43402.

                             CORPORATE INFORMATION

---------------------------------------------------------------------------------------------------------
Annual Meeting
Place:............................    The Toledo Club                        Date:         April 11, 1997
                                      Toledo, Ohio                           Time:         10:00 a.m.
Headquarters
Write:............................    Mid Am, Inc.                           Telephone:    (419) 327-6300
                                      221 South Church Street
                                      P.O. Box 428
                                      Bowling Green, Ohio 43402
Form 10-K
Write:............................    Mid Am, Inc.                           Telephone:    (419) 327-6300
                                      Shareholder Relations Department
                                      221 South Church Street
                                      P.O. Box 428
                                      Bowling Green, Ohio 43402
Investor Relations
Write:............................    Kelly Semer                            Telephone:    (419) 327-6300
                                      Mid Am, Inc.
                                      221 South Church Street
                                      P.O. Box 428
                                      Bowling Green, Ohio 43402
Transfer Agent
Write:............................    Boston Equiserve                       Telephone:    (800) 426-5523
                                      P.O. Box 8200
                                      Boston, Mass. 02266-8200

                      MID AM, INC. SELECTED QUARTERLY DATA

------------------------------------------------------------------------------------------------------
                 Quarter Ended
             (Dollars in thousands,
        except per share and ratio data)            December 31    September 30    June 30    March 31
------------------------------------------------------------------------------------------------------
1996
Net interest income.............................      $22,160        $21,361       $20,862    $20,531
Provision for credit losses.....................        1,597          1,305         1,076        559
Net income......................................        9,029(3)       4,245(4)      6,111      6,607
Earnings per common share:
  Primary.......................................         0.40           0.18          0.26       0.28
  Fully diluted.................................         0.37           0.18          0.25       0.27
Return on average total assets (1)..............         1.65%          0.79%         1.14%      1.23%
Return on average common shareholders' equity
  (1)...........................................        21.37           9.42         14.08      15.06
Net interest margin (1)(2)......................         4.44           4.35          4.28       4.19
Net charge-offs to average loans (1)............         0.30           0.20          0.29       0.20
------------------------------------------------------------------------------------------------------
1995
Net interest income.............................      $20,718        $20,444       $20,552    $20,513
Provision for credit losses.....................          994            864           734        410
Net income......................................        6,220          6,472         6,467      5,808
Earnings per common share:
  Primary.......................................         0.26           0.27          0.27       0.25
  Fully diluted.................................         0.25           0.26          0.25       0.24
Return on average total assets (1)..............         1.13%          1.19%         1.21%      1.13%
Return on average common shareholders' equity
  (1)...........................................        14.07          14.76         15.21      13.99
Net interest margin (1)(2)......................         4.16           4.13          4.24       4.41
Net charge-offs to average loans (1)............         0.31           0.21          0.17       0.11
------------------------------------------------------------------------------------------------------

(1) Calculated on an annualized basis.

(2) Net interest income as a percentage of interest-earning assets, on a tax equivalent basis.

(3) Net income for the quarter ended December 31, 1996 includes a pre-tax gain of $4,568,000 ($2,969,000 after tax) from the sale of credit card accounts.

(4) Net income for the quarter ended September 30, 1996 includes a pre-tax charge of $3,563,000 ($2,316,000 after tax) for a special FDIC assessment for Savings Association Insurance Fund (SAIF) deposits.

     The following discussion and analysis represents a review of Mid Am, Inc.'s consolidated financial condition and results of operations. Mid Am, Inc. (the "Company"), a financial services holding company, has five bank subsidiaries:
Mid American National Bank and Trust Company ("Mid Am Bank"); First National Bank Northwest Ohio ("First National"); American Community Bank, N.A. ("AmeriCom"); AmeriFirst Bank, N.A. ("AmeriFirst"); and Adrian State Bank ("Adrian"); a collection and credit services company, Mid Am Recovery Services, Inc. ("MARSI"); a securities broker/dealer, MFI Investments Corp. ("MFI"); a data processing company, Mid Am Information Services, Inc. ("MAISI"); a commercial finance company, Mid Am Credit Corp. ("MACC"); and a mortgage brokerage company, Simplicity Mortgage Consultants, Inc. ("Simplicity"). This review should be read in conjunction with the consolidated financial statements and other financial data presented elsewhere herein. All per share data for prior periods have been restated to reflect the stock dividend declared and paid in 1996. The major components of the Company's results of operations and statements of condition and selected financial ratios for the past five years are summarized in the following table:

                     MID AM, INC. SUMMARY OF FINANCIAL DATA

--------------------------------------------------------------------------------------------------------------------
         Year Ended December 31,
  (Dollars in thousands, except shares,
        per share and ratio data)                1996          1995          1994          1993          1992
--------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF EARNINGS DATA
Interest income...........................    $  164,983    $  162,543    $  140,571    $  139,387    $  129,735
Interest expense..........................        80,069        80,316        59,564        61,057        64,379
                                              ----------    ----------    ----------    ----------    ----------
Net interest income.......................        84,914        82,227        81,007        78,330        65,356
Provision for credit losses...............         4,537         3,002         1,224         3,991         4,917
                                              ----------    ----------    ----------    ----------    ----------
Net interest income after provision for
  credit losses...........................        80,377        79,225        79,783        74,339        60,439
Non-interest and other income.............        49,501        35,955        32,554        34,002        20,002
Non-interest and other expense............        91,419        78,416        78,579        72,962        56,151
                                              ----------    ----------    ----------    ----------    ----------
Income before income taxes and change in
  accounting principle....................        38,459        36,764        33,758        35,379        24,290
Applicable income taxes...................        12,467        11,797        10,505        10,698         6,454
                                              ----------    ----------    ----------    ----------    ----------
Income before change in accounting
  principle...............................        25,992        24,967        23,253        24,681        17,836
Cumulative effect of change in accounting
  principle...............................                                                                 1,373
                                              ----------    ----------    ----------    ----------    ----------
Net income................................    $   25,992    $   24,967    $   23,253    $   24,681    $   19,209
                                              ==========    ==========    ==========    ==========    ==========
Net income available to common
  shareholders............................    $   23,585    $   22,216    $   20,336    $   21,763    $   17,602
                                              ==========    ==========    ==========    ==========    ==========
--------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CONDITION DATA
  (YEAR END)
Total assets..............................    $2,180,974    $2,204,751    $2,078,789    $2,067,371    $1,871,849
Securities available for sale.............       432,791       461,997       212,437       238,125        63,800
Investment and mortgage-backed
  securities..............................                                   252,009       270,623       349,749
Loans held for sale.......................         7,927        12,642        12,963        88,131        68,968
Loans, net of unearned income.............     1,574,880     1,475,651     1,433,289     1,265,945     1,200,512
Allowance for credit losses...............        15,672        14,859        14,722        15,157        15,718
Total deposits............................     1,832,909     1,860,142     1,736,492     1,769,083     1,630,141
Shareholders' equity......................       193,204       194,838       185,252       183,425       164,792
Weighted average common shares outstanding
  -- primary..............................    20,986,000    21,126,000    20,951,000    20,610,000    18,768,000
Weighted average common shares outstanding
  -- fully diluted........................    24,274,000    24,851,000    24,890,000    24,541,000    20,929,000
--------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE DATA
Cash dividends declared...................    $     0.60    $     0.57    $     0.54    $     0.49    $     0.45
Shareholders' equity......................          7.83          7.64          6.92          7.05          6.63
Primary:
Income before change in accounting
  principle...............................          1.12          1.05          0.97          1.05          0.86
Net income................................          1.12          1.05          0.97          1.05          0.94
Fully diluted:
Income before change in accounting
  principle...............................          1.07          1.01          0.94          1.01          0.85
Net income................................          1.07          1.01          0.94          1.01          0.92
--------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL RATIOS
Return on average total assets............          1.20%         1.17%         1.14%         1.23%         1.18%
Return on average common shareholders'
  equity..................................         15.01         14.51         13.88         16.39         16.22
Net interest margin.......................          4.32          4.23          4.38          4.30          4.43
Average loans to average deposits.........         82.75         81.11         76.94         71.54         71.93
Leverage ratio............................          8.44          8.37          8.66          8.19          8.40
Average total shareholders' equity to
  average total assets....................          8.82          8.93          9.16          8.65          8.04
Allowance for credit losses to period end
  loans...................................          1.00          1.01          1.03          1.20          1.31
Allowance for credit losses to total
  non-performing loans....................        236.63        173.22        231.99        170.67        185.14
Non-performing loans to period end
  loans...................................          0.42          0.58          0.44          0.70          0.71
Net charge-offs to average loans..........          0.25          0.20          0.12          0.41          0.31
--------------------------------------------------------------------------------------------------------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                          AND STATISTICAL INFORMATION

     The following discussion and analysis represents a review of the Company's consolidated financial condition, results of operations, liquidity and capital resources. This review should be read in conjunction with the consolidated financial statements.

RESULTS OF OPERATIONS

     Net income in 1996 increased $1,025,000 or 4% to $25,992,000, as compared to net income in 1995 of $24,967,000 and $23,253,000 in 1994. Fully diluted earnings per share were $1.07, up from $1.01 in 1995 and $.94 in 1994. In 1996, return on average common shareholders' equity was 15.01% and return on average assets was 1.20% as compared to 14.51% and 1.17% in 1995, and 13.88% and 1.14% in 1994. The increase in 1996 earnings was primarily due to a net pre-tax gain on the sale of the Company's credit card portfolio of $4,568,000, an improved net interest margin, an increase in mortgage banking revenues of $2,229,000 caused by increased volume in mortgage loan sales and an increase in other fee-based revenue, offset partially by a one-time Savings Association Insurance Fund ("SAIF") assessment of $3,563,000 and higher employee expenses caused by various Florida collection agency acquisitions and the formation of a new company, Mid Am Credit Corp. The increase in 1995 earnings compared to 1994 was primarily attributable to an increase in net gains on sales of loans of $1,572,000, expense control and a decrease in deposit Bank Insurance Fund premium expense.

     The provision for credit losses increased $1,535,000 or 51% in 1996 to $4,537,000. The increase in the 1996 provision was due primarily to increased loans and higher net charge-offs. The 1995 provision for credit losses compared to 1994 was $1,778,000 higher, an increase of 145%. The 1994 provision was lower than the provisions taken in 1995 because of the reversal of $1,600,000 in the allowance for credit losses at First National in the third quarter.

ACQUISITIONS AND BUSINESS FORMATIONS

     During 1996, the Company completed its acquisition of Simplicity Mortgage Consultants, Inc., an Indiana-based mortgage brokerage company with annual revenues of approximately $900,000, and National Recovery Services, Professional Adjustment of Ft. Myers, Florida, and Gulf Coast Collection Bureau, Inc., Florida-based collection agencies with annual revenues of approximately $1,000,000. The aggregate purchase price of the four transactions was $1,500,000 and included $551,000 cash and the issuance of 55,380 shares of Mid Am, Inc. common stock. The results of operations includes the results of the acquired entities from the dates of their respective acquisitions.

     In April 1996, Mid Am Credit Corp. commenced operations as a full-service equipment leasing and financing unit. MACC's lending efforts are concentrated primarily on medical equipment financing on a nationwide basis. MACC, as a wholly-owned subsidiary of the Company, is headquartered in Columbus, Ohio, with satellite offices in Los Angeles, California and Nashville, Tennessee.

     On July 31, 1995, the Company completed its merger with MFI Investments Corp. ("MFI") of Bryan, Ohio, a full-service, independent broker/dealer which had approximately 250 financial consultants in over 19 states at the date of acquisition. The transaction was accounted for as a pooling-of-interests and was consummated by the issuance of 345,983 shares of Mid Am, Inc. common stock to MFI shareholders, of which 169,701 shares were held in escrow at December 31, 1996 pending resolution of litigation filed against MFI prior to the merger.

     On March 1, 1995, the Company completed its merger with ASB Bankcorp, Inc. ("ASB"), parent company of $128,000,000 asset Adrian State Bank, headquartered in Adrian, Michigan. The transaction was accounted for as a pooling-of-interests and was consummated by the issuance of 1,701,328 shares of Mid Am, Inc. common stock to ASB shareholders.

     On November 30, 1994, the Company completed its mergers with International Credit Services ("ICS") and CCB Services, Inc. ("CCBS"), collection and credit service companies headquartered in Ohio and Florida, respectively, with aggregate net collection fee revenues of $2,400,000 for the year ended December 31, 1993. The transactions were accounted for as poolings-of-interests and were consummated by the issuance of 532,397 shares of Mid Am, Inc. common stock to ICS and CCBS shareholders.

     On June 4, 1994, the Company completed its merger with Farmers Savings Bank ("Farmers"), a $66,000,000 asset bank in Northwood, Ohio. The transaction was accounted for as a pooling-of-interests and was consummated by the issuance of 756,892 shares of Mid Am, Inc. common stock to Farmers' shareholders.

NET INTEREST INCOME

     Net interest income, the difference between interest income earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, is the most significant component of the Company's earnings. Net interest income is affected by changes in the volumes and rates of interest-earning assets and interest-bearing liabilities and the type and mix of interest-earning assets and interest-bearing liabilities.

     The following table, presented on a tax equivalent basis, summarizes net interest income for each of the three years in the period ended December 31, 1996.

---------------------------------------------------------------------------------------------------
                 Year ended December 31,
                 (Dollars in thousands)                        1996           1995           1994
---------------------------------------------------------------------------------------------------
Interest income (1)......................................    $166,954       $164,794       $142,714
Interest expense.........................................      80,069         80,316         59,564
                                                             --------       --------       --------
Net interest income (tax equivalent basis)...............    $ 86,885       $ 84,478       $ 83,150
                                                             ========       ========       ========
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                         1996 vs. 1995                 1995 vs. 1994
                                                      --------------------       -------------------------
              Change from prior year                  Amount       Percent       Amount          Percent
----------------------------------------------------------------------------------------------------------
Interest income (1)...............................    $2,160         1.31%       $22,080        15.47%
Interest expense..................................     (247)        (0.31)        20,752        34.84
                                                      ------                     -------
Net interest income (tax equivalent basis)........    $2,407         2.85        $ 1,328         1.60
                                                      ======                     =======
----------------------------------------------------------------------------------------------------------

(1) Interest income on securities of states and political subdivisions and certain loans is exempt from federal income tax. A tax equivalent adjustment has been made to income received from these sources to provide comparability to taxable income. Tax equivalent adjustments reflect a federal tax rate of 35% for 1996, 1995 and 1994. Included in interest income are amortized loan fees of $1,427,000 in 1996, $1,965,000 in 1995 and $2,725,000 in 1994.

1996 AVERAGE INTEREST-EARNING ASSET MIX

     Average interest-earning assets in 1996 totaled $2,013,106,000 as compared with $1,995,004,000 in 1995 and $1,897,079,000 in 1994. In 1996, average loans
(including loans held for sale) and securities available for sale (including investment securities in 1994), the two largest components of interest-earning assets, comprised 75% and 23%, respectively, of average interest-earning assets as compared to 73% and 23% in 1995 and 72% and 26% in 1994.

1996 AVERAGE INTEREST-BEARING LIABILITY MIX

     Average interest-bearing liabilities in 1996 totalled $1,764,738,000 as compared with $1,756,602,000 in 1995 and $1,667,605,000 in 1994. In 1996,
average time deposits and savings deposits, the two largest components of interest-bearing liabilities, comprised 59% and 25%, respectively, of average interest-bearing liabilities as compared to 59% and 26% in 1995, and 57% and 31% in 1994. There was virtually no change in the percentage of time deposits to total interest-bearing liabilities from 1995 to 1996, and a slight decrease for the same period for savings deposits. The increase in time deposits as a percentage of total interest-bearing liabilities from 1994 to 1995 is primarily the result of increased rates in the first half of 1995, the introduction of new time deposit products, and various special rates on time deposits. Savings deposits as a percentage of total interest-bearing deposits declined as a result of rising rates and special rates on time deposits.

     The following table reflects the components of the Company's net interest income, for each of the three years ended December 31, 1996, setting forth: (i) average assets, liabilities, and shareholders' equity, (ii) interest income earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, (iii) average yields earned on interest-earning assets and average rates incurred on interest-bearing liabilities, (iv) the net interest rate spread (i.e., the average yield earned on interest-earning assets less the average rate incurred on interest-bearing liabilities), and (v) the net interest margin (i.e., net interest income divided by average interest-earning assets). Rates are computed on a tax equivalent basis. Non-accrual loans have been included in the average balances.

-------------------------------------------------------------------------------------------------------------------------
                                             1996                              1995                              1994
-------------------------------------------------------------------------------------------------------------------------
                                             Interest   Average                Interest   Average                Interest
   Year Ended December 31,       Average     Income/    Yields/    Average     Income/    Yields/    Average     Income/
    (Dollars in thousands)       Balance     Revenue     Rates     Balance     Revenue     Rates     Balance     Revenue
-------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets:
  Securities available for
    sale......................  $  461,598   $ 29,760     6.45%   $  250,886   $ 15,023    5.99%    $  223,800   $ 13,028
  Fair value adjustment.......      (1,991)                           (4,754)                           (2,201)
  Investment securities:
  Taxable.....................                                       165,773     10,793    6.51        205,150     11,973
  Tax exempt..................                                        53,925      4,606    8.54         60,843      5,214
  Federal funds sold..........      39,387      2,093     5.31        62,095      3,610    5.81         32,835      1,228
  Loans held for sale.........      10,455      1,049    10.03        12,641      1,170    9.26         46,018      3,388
  Loans and leases
    receivable................   1,500,941    133,887     8.92     1,450,629    129,374    8.92      1,327,397    107,759
  Time deposits in other
    banks.....................       2,716        165     6.08         3,809        218    5.72          3,237        124
                                ----------   --------             ----------   --------             ----------   --------
  Total interest-earning
    assets....................   2,013,106    166,954     8.30     1,995,004    164,794    8.26      1,897,079    142,714
                                             --------                          --------                          --------
Non-interest-earning assets:
  Cash and due from banks.....      69,049                            66,647                            63,431
  Premises and equipment......      48,980                            49,530                            51,931
  Other assets................      45,847                            42,496                            41,446
  Allowance for credit
    losses....................     (14,860)                          (15,039)                          (15,250)
                                ----------                        ----------                        ----------
  Total noninterest-earning
    assets....................     149,016                           143,634                           141,558
                                ----------                        ----------                        ----------
  Total assets................  $2,162,122                        $2,138,638                        $2,038,637
                                ==========                        ==========                        ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Interest-bearing liabilities:
  Savings deposits............  $  438,274      9,745     2.22%   $  455,149     10,981    2.41%    $  522,324     12,446
  Money market accounts.......     151,887      5,286     3.48       121,459      4,230    3.48         91,834      2,331
  Time deposits...............   1,037,331     58,097     5.60     1,037,277     57,316    5.53        942,156     39,912
                                ----------   --------             ----------   --------             ----------   --------
  Total interest-bearing
    deposits..................   1,627,492     73,128     4.49     1.613.885     72,527    4.49      1,556,314     54,689
  Short-term borrowings and
    other liabilities.........      97,370      4,239     4.35        90,368      4,169    4.61         74,508      2,743
  Long-term liabilities.......      39,876      2,702     6.78        52,349      3,620    6.92         36,783      2,132
                                ----------   --------             ----------   --------             ----------   --------
  Total interest-bearing
    liabilities...............   1,764,738     80,069     4.54     1,756,602     80,316    4.57      1,667,605     59,564
                                             --------                          --------                          --------
Non-interest-bearing
  liabilities:
  Demand deposits.............     186,397                           174,501                           168,855
  Other liabilities...........      20,389                            16,463                            15,467
                                ----------                        ----------                        ----------
  Total noninterest-bearing
    liabilities...............     206,786                           190,964                           184,322
  Shareholders' equity........     190,598                           191,072                           186,710
                                ----------                        ----------                        ----------
  Total liabilities and
    shareholders' equity......  $2,162,122                        $2,138,638                        $2,038,637
                                ==========                        ==========                        ==========
  Net interest income
    (tax equivalent basis)....                 86,885                            84,478                            83,150
  Reversal of tax equivalent
    adjustment................                 (1,971)                           (2,251)                           (2,143)
                                             --------                          --------                          --------
  Net interest income.........               $ 84,914                          $ 82,227                          $ 81,007
                                             ========                          ========                          ========
  Net interest rate spread
    (tax equivalent basis)....                            3.76%                            3.69%
                                                         =====                             ====
  Net interest margin (net
    interest income as a
    percentage of
    interest-earning assets,
    tax equivalent basis).....                            4.32%                            4.23%
                                                         =====                             ====
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------
                                  1994
-------------------------------------------
                                  Average
   Year Ended December 31,        Yields/
    (Dollars in thousands)         Rates
-------------------------------------------
ASSETS
Interest-earning assets:
  Securities available for
    sale......................   5.82%
  Fair value adjustment.......
  Investment securities:
  Taxable.....................   5.84
  Tax exempt..................   8.57
  Federal funds sold..........   3.74
  Loans held for sale.........   7.36
  Loans and leases
    receivable................   8.12
  Time deposits in other
    banks.....................   3.83

  Total interest-earning
    assets....................   7.52

Non-interest-earning assets:
  Cash and due from banks.....
  Premises and equipment......
  Other assets................
  Allowance for credit
    losses....................

  Total noninterest-earning
    assets....................

  Total assets................

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Interest-bearing liabilities:
  Savings deposits............   2.38%
  Money market accounts.......   2.54
  Time deposits...............   4.24

  Total interest-bearing
    deposits..................   3.51
  Short-term borrowings and
    other liabilities.........   3.68
  Long-term liabilities.......   5.80

  Total interest-bearing
    liabilities...............   3.57

Non-interest-bearing
  liabilities:
  Demand deposits.............
  Other liabilities...........

  Total noninterest-bearing
    liabilities...............
  Shareholders' equity........

  Total liabilities and
    shareholders' equity......

  Net interest income
    (tax equivalent basis)....
  Reversal of tax equivalent
    adjustment................

  Net interest income.........

  Net interest rate spread
    (tax equivalent basis)....   3.95%
                                 ====
  Net interest margin (net
    interest income as a
    percentage of
    interest-earning assets,
    tax equivalent basis).....   4.38%
                                 ====
------------------------------

     The net interest margin increased 9 basis points to 4.32% in 1996 and decreased 15 basis points in 1995 to 4.23%. The increase in the Company's net interest margin in 1996 is due primarily to the change in the Company's earning asset mix. The Company lowered its levels of securities available for sale through maturities and various sales to fund higher yielding loans, primarily commercial and commercial real estate loans. Average total loans in 1996 were $1,500,941,000, an increase of $50,312,000 or 3% over 1995 average total loans of $1,450,629,000. The decrease in the Company's net interest margin in 1995 is due primarily to a decline in interest rates during the second half of the year, a flattening of the yield curve, and a change in deposit mix. The decrease in interest rates during 1995 reduced the Company's net interest margin since the Company was slightly asset sensitive throughout 1995, with a large portion of its commercial and commercial real estate loan portfolio tied to the prime rate.

     Net interest income may also be analyzed by segregating the volume and rate components of interest income and interest expense. The following table presents an analysis of increases and decreases in interest income and expense in terms of changes in volume and interest rates during the three years ended December 31, 1996. Changes not due solely to either a change in volume or a change in rate have been allocated based on the respective percentage changes in average balances and average rates. The table is presented on a tax equivalent basis.

----------------------------------------------------------------------------------------------------------------
                                            1996 vs. 1995                        1995 vs. 1994
                                         -------------------                  --------------------
                                         Increase (Decrease)                  Increase (Decrease)
                                          Due to Change in                      Due to Change in
                                         -------------------      Total       --------------------      Total
                                         Average     Average     Increase     Average     Average      Increase
       (Dollars in thousands)             Volume      Rate      (Decrease)     Volume       Rate      (Decrease)
----------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Securities available for sale........    $ 12,617    $2,120      $ 14,737      $ 1,577     $   418     $ 1,995
Investment securities:
Taxable..............................     (10,793)        0       (10,793)      (2,298)      1,118      (1,180)
Tax exempt...........................      (4,606)        0        (4,606)        (593)        (15)       (608)
Federal funds sold...................      (1,320)     (197)       (1,517)       1,094       1,288       2,382
Interest on loans held for sale......        (202)       81          (121)      (2,457)        239      (2,218)
Interest and fees on loans (1).......       4,487        26         4,513       10,004      11,611      21,615
Time deposits in other banks.........         (63)       10           (53)          22          72          94
                                         --------    ------      --------      -------     -------     -------
Total interest income................         120     2,040         2,160        7,349      14,731      22,080
                                         --------    ------      --------      -------     -------     -------
INTEREST EXPENSE:
Savings..............................        (407)     (829)       (1,236)      (1,601)        136      (1,465)
Money market accounts................       1,060        (4)        1,056          752       1,147       1,899
Time.................................           3       778           781        4,030      13,374      17,404
                                         --------    ------      --------      -------     -------     -------
Total................................         656       (55)          601        3,181      14,657      17,838
Short-term borrowings and other
  liabilities........................         323      (253)           70          584         842       1,426
Long-term borrowings.................        (863)      (55)         (918)         902         586       1,488
                                         --------    ------      --------      -------     -------     -------
Total interest expense...............         116      (363)         (247)       4,667      16,085      20,752
                                         --------    ------      --------      -------     -------     -------
Change in net interest income........    $      4    $2,403      $  2,407      $ 2,682     $(1,354)    $ 1,328
                                         ========    ======      ========      =======     =======     =======
----------------------------------------------------------------------------------------------------------------

(1) Included in loan interest income are amortized loan fees of $1,427,000 in 1996, $1,965,000 in 1995 and $2,725,000 in 1994.

PROVISION FOR CREDIT LOSSES

     The provision for credit losses increased $1,535,000 or 51% to $4,537,000 in 1996. The increase in 1996 was due primarily to additional provision in response to increased loan levels and net charge-offs. The Company's allowance for credit losses as a percentage of loans at December 31, 1996 was 1.00% as compared to 1.01% and 1.03% at December 31, 1995 and 1994, respectively. At December 31, 1996, the Company's allowance for credit losses represented 237% of non-performing loans as compared to 173% and 232% at December 31, 1995 and 1994, respectively. See "Summary of Credit Loss Experience".

NON-INTEREST INCOME

     The table below summarizes the sources of the Company's non-interest income.

---------------------------------------------------------------------------------------------------------
                                                                                   Percentage Change
---------------------------------------------------------------------------------------------------------
                                                                                  1996           1995
         Year ended December 31,                                               compared to    compared to
          (Dollars in thousands)               1996       1995       1994         1995           1994
---------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Trust department........................    $ 1,590    $ 1,337    $ 1,195         19%            12%
  Service charges on deposit accounts.....      6,878      6,200      6,036         11              3
  Mortgage banking........................     10,414      8,185      6,451         27             27
  Brokerage commissions...................      9,156      9,540      7,137        (4)             34
  Collection agency fees..................      4,213      3,399      3,928         24            (13)
  Net gains on sales of securities........      1,574        350      1,231        350            (72)
  Gain from sale of credit card
     accounts.............................      4,568
  Net gains on sales of other loans.......      3,367        352         43        857            719
  Credit card fees........................      1,961      1,696      1,274         16             33
  International department fees...........      1,009        762        628         32             21
  Banclub fees............................        993        904        779         10             16
  ATM card fees...........................        877        504        411         74             23
  Credit life insurance...................        470        551        702       (15)            (22)
  Other...................................      2,431      2,175      2,739         12            (21)
                                              -------    -------    -------
                                              $49,501    $35,955    $32,554         38             10
                                              =======    =======    =======
---------------------------------------------------------------------------------------------------------

     As seen from the above table, non-interest income is an increasingly important source of revenue to the Company as it continues to expand its offerings of non-bank-related financial services. Non-interest income has increased by $16,947,000 since 1994, of which $13,546,000 occurred between 1995 and 1996. Mortgage banking remains the largest component of non-interest income and consists of net gains on sales of mortgage loans and mortgage loan servicing fees. The increase in 1996 compared to 1995 is the result of an increase in the volume of mortgages sold which increased from $298,035,000 to $413,929,000. Revenue from mortgage servicing was virtually unchanged in 1996 compared to 1995 despite an increase in the outstanding balances of loans serviced for others of $160,838,000. Mortgage service revenue has been impacted by the amortization of mortgage servicing assets which resulted from the 1995 adoption of SFAS 122 "Accounting for Mortgage Servicing Rights". The increase in mortgage banking revenue in 1995 compared to 1994 was attributable to the adoption of SFAS 122 which increased the gains on sales of mortgage loans by $1,794,000.

     The gain on sale of credit cards which was realized in 1996 is the result of management's decision to exit the credit card business as a stand alone card issuer. In connection with this decision, substantially all of the Company's credit card relationships and outstanding balances were sold to a national credit card issuer.

     The $3,015,000 increase in the sale of other loans in 1996 is the result of activity by the Company's commercial finance unit (MACC), which commenced operations in April 1996. Gains from sales of MACC originated loans aggregated $2,992,000.

     The slight decrease in brokerage commission fees in 1996 compared to 1995 was caused by a reduction in the number of independent registered representatives (brokers) which occurred after a change in the clearinghouse used by the Company's broker/dealer subsidiary. The Company expects to increase the number of registered representatives in 1997 through advertising and recruiting efforts. The $2,403,000 increase which occurred in brokerage commissions in 1995 was attributable to growth in the number of registered representatives affiliated with the broker/dealer subsidiary compared to 1994 and generally higher volume in both the stock markets and mutual funds business.

     Collection agency fee income increased $814,000 in 1996 primarily from 1996 acquisitions. The decrease of $529,000 in 1995 was due primarily to the loss of a large customer at the Florida collection operation.

NON-INTEREST EXPENSE

     Non-interest expense includes costs, other than interest, that are incurred in the operations of the Company. The table presented below summarizes the components of the Company's non-interest expense for the three years ended December 31, 1996.

---------------------------------------------------------------------------------------------------------
                                                                                   Percentage Change
---------------------------------------------------------------------------------------------------------
                                                                                  1996           1995
         Year ended December 31,                                               compared to    compared to
          (Dollars in thousands)               1996       1995       1994         1995           1994
---------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Salaries and employee benefits..........    $42,564    $34,674    $35,200         23%            (1)%
  Net occupancy expense...................      5,279      5,113      5,269          3             (3)
  Equipment expense.......................      7,930      7,385      7,589          7             (3)
  Brokerage commissions...................      5,604      6,608      4,983        (15)            33
  FDIC expense............................      4,667      2,754      3,868         69            (29)
  Marketing...............................      2,301      2,247      1,976          2             14
  Franchise taxes.........................      2,501      2,473      2,490          1             (1)
  Telephone...............................      2,157      1,884      1,939         14             (3)
  Printing and supplies...................      2,229      1,868      1,919         19             (3)
  Legal and other professional fees.......      2,237      1,915      2,081         17             (8)
  Credit card processing costs............      1,761      1,431      1,006         23             42
  Amortization of intangible assets.......      1,579      1,600      1,579         (1)             1
  Postage.................................      1,626      1,442      1,460         13             (1)
  Other...................................      8,984      7,022      7,220         28             (3)
                                              -------    -------    -------
                                              $91,419    $78,416    $78,579         17             (0)
                                              =======    =======    =======
---------------------------------------------------------------------------------------------------------

     Salaries and employee benefits comprise the largest component of non-interest expense and was 47%, 44% and 45% in 1996, 1995, and 1994, respectively. Salary costs increased in 1996 due to the formation of MACC, the acquisition of three credit agencies in Florida, increased employee commission expense related to higher mortgage loan originations and salary rate increases. Full-time equivalent employees were 1,237, 1,172 and 1,101 at December 31, 1996, 1995 and 1994, respectively. Salaries and employee benefits remained level in 1995 compared to 1994 because of the effects of a cost control program instituted by management in late 1994. Employee benefits and retirement benefit expenses increased in 1996 because of improved earnings performance by the Company. Certain portions of employees' incentive and retirement compensation are tied to levels of the Company's financial performance. The Company does not offer any post-employment benefits other than through its retirement plans. At December 31, 1996, the Company had 664 employees who were receiving health care benefits. In 1996, the Company's total health care expense was $1,510,000 as compared to $1,325,000 in 1995 and $1,498,000 in 1994. The increase in health care expense in 1996 is the result of a higher level of claims experienced by the Company.

     Net occupancy and equipment expenses increased in a manner correlating to inflation from 1994 through 1996, except for a 7% increase in equipment expense in 1996. The increase in 1996's equipment expense is principally depreciation expense related to the purchase of state-of-the-art computer equipment and software. The Company believes that technology plays an important role in providing excellent service to its customers.

     FDIC expense increased in 1996 due to the special assessment of $.67 per $100 of deposits insured through the SAIF which aggregated $3,563,000. At December 31, 1996, the Company has approximately $616,000,000 of

SAIF-based deposits which relate to prior mergers and acquisitions of thrift institutions and branches. The decrease of FDIC expense in 1995 is the result of a reduction in Bank Insurance Fund (BIF) premiums in 1995 as the BIF funding levels reached mandated levels in 1995. Management believes that 1997 FDIC expense will be significantly lower in 1997 based on premium rates expected to be in effect to fund servicing of FICO bonds.

INCOME TAXES

     The provision for income taxes increased to $12,467,000 in 1996 from $11,797,000 in 1995 due to an increase in pre-tax income. The effective income tax rates for 1996, 1995 and 1994 were 32.4%, 32.2% and 32.1%, respectively. The higher effective rates in 1996 and 1995 are primarily due to a lower amount of tax exempt income relative to taxable income.

LIQUIDITY

     The liquidity of a financial institution reflects its ability to provide funds to meet loan requests, to accommodate possible outflows in deposits and to take advantage of interest rate market opportunities. Funding of loan requests, providing for liability outflows, and management of interest rate fluctuations require continuous analysis in order to match the maturities of specific categories of short-term loans and investments with specific types of deposits and borrowings. Financial institution liquidity is thus normally considered in terms of the nature and mix of the institution's sources and uses of funds.

     For the Company's bank subsidiaries, the primary sources of liquidity at December 31, 1996 were federal funds sold of $4,476,000, securities available for sale of $432,791,000 and loans held for sale of $7,927,000. At December 31, 1995, the primary sources of liquidity were federal funds sold of $72,558,000, loans held for sale of $12,642,000 and securities available for sale of $461,997,000.

     Since the Company is a holding company and does not conduct operations, its primary source of liquidity is dividends paid to it by its subsidiaries. For national banks, the approval of the Office of the Comptroller of the Currency is required in order to pay dividends in excess of the subsidiaries' earnings retained for the current year plus retained net profits since January 1, 1994. As a result of these restrictions, at December 31, 1996 dividends which can be paid to the Company by its bank subsidiaries are limited to $13,538,000.

     The Company's liquidity position decreased in 1996 due to the Company's increased emphasis in loan originations primarily in commercial and commercial real estate loans. The funding of loans caused a decrease in federal funds sold and a decrease in securities available for sale. However, management believes that the Company's liquidity is adequate because the Company's bank subsidiaries have lines of credit with the Federal Home Loan Bank (FHLB) and can borrow up to $159,943,000, of which $39,403,000 is currently outstanding. In December, 1996, the Company entered into an agreement with an unrelated financial institution which enables the Company to borrow up to $20,000,000 for a period of one year. Through December 31, 1996, no advances were drawn against the available credit facility; however, $10,000,000 was borrowed subsequent to December 31, 1996.

     As described in Note 2 of the consolidated financial statements, the Company reached a definitive agreement to sell seven of its branches with deposits of approximately $100,000,000 to another financial institution. The sale is expected to close in the first quarter of 1997. The Company will need to accumulate approximately $92,000,000 of cash to fund the sale of the branches. The Company will utilize several sources of funds available to address the need. Approximately $37,000,000 of cash will come from Federal Home Loan Bank advances consisting of medium-term, fixed-rate and shorter-term variable-rate advances. Approximately $25,000,000 of cash will be raised in medium-term fixed-rate certificates of deposit. The remainder of the funding will be generated through the sale of approximately $30,000,000 of securities available for sale, primarily mortgage-backed securities.

     As shown in the consolidated statement of cash flows presented elsewhere herein, cash and due from banks decreased $16,943,000 during 1996 to $85,657,000 at December 31, 1996. The decrease in 1996 reflected $6,238,000 used for investing activities, $53,281,000 used for financing activities, offset in part by net cash provided by operating activities of $42,576,000.

     Net cash provided by operating activities of $42,576,000 in 1996 resulted primarily from $25,992,000 of net income, an increase in interest payables and other liabilities of $5,991,000 and non-cash charges and credits of $13,581,000, proceeds from sales of mortgage and other loans held for sale of $449,672,000, offset by net gains on the sales of assets of $16,885,000, and mortgage and other loans originated for sale of $437,680,000.

     The increase of $19,016,000 in cash provided by operating activities for 1996 compared to 1995 is due primarily to the Company's mortgage banking activities in 1996 which generated cash of $11,992,000 compared to cash generated in 1995 of $1,256,000. Also, net cash generated from net gains on sale of assets in 1996 increased $10,923,000 over 1995. The decrease of $74,684,000 in cash provided by operating activities for 1995 compared to 1994 is due primarily to the Company's mortgage banking activities in 1994 which generated cash of $70,848,000 compared to cash generated in 1995 of $1,256,000.

     Net cash used for 1996 investing activities of $6,238,000 was largely comprised of a net increase in loans of $207,138,000, which was funded in part by a net decrease of securities available for sale of $99,478,000 and a decrease in federal funds sold of $68,082,000. Cash of $38,021,000 was provided by the sale of the Company's credit card portfolio, sale of student loans and various other loans. The $91,199,000 decrease in cash used for investing activities in 1996 compared to 1995 is primarily attributable to the cash provided by the changes from December 31, 1994 to December 31, 1996 in federal funds sold of $132,480,000 and the cash provided by the net change in securities available for sale of $105,665,000 over the same period offset in part by an increase in loan demand which caused an increase in net loan fundings of $120,189,000 and a decrease of net proceeds from activities of investment and mortgage backed securities of $23,129,000. The $17,116,000 increase in cash used for investing activities in 1995 compared to 1994 is primarily attributable to the increase in federal funds sold of $115,305,000 from December 31, 1993 to December 31, 1995 offset in part by a decrease in loan demand, which caused a decrease in net loan fundings of $98,297,000.

     Net cash used for financing activities of $53,281,000 was primarily due to an outflow of cash from a decrease in demand deposits and savings accounts of $18,561,000, a decrease in other time deposits of $8,672,000, repayment of capitalized lease obligations and debt of $19,058,000, cash dividends paid of $14,851,000 and treasury stock acquisitions, fractional shares and other items of $10,708,000, offset in part from proceeds from the issuance of long-term debt of $12,900,000. Net cash used for financing activities in 1996 increased $53,281,000 compared to net cash provided by financing activities in 1995 of $91,000,000. This change of $144,281,000 is primarily due to a net increase of bank deposits in 1995 of $123,650,000 compared to a decrease in bank deposits in 1996 of $27,233,000. The decrease in deposits in 1996 is primarily attributable to the Company using alternative lower cost funds instead of high rate deposits, primarily certificates of deposit. Net cash provided by financing activities increased $90,259,000 for 1995 compared to 1994 due primarily to the change in deposit balances. Demand deposit and savings accounts plus other time deposits increased $123,650,000 in 1995 compared to a net decrease in these same deposits of $32,590,000 in 1994. The increase in deposits in 1995 is primarily attributable to the high interest rates in the first half of 1995 during which the Company's time deposits increased substantially.

ASSET/LIABILITY MANAGEMENT

     Closely related to liquidity management is the management of interest-earning assets and interest-bearing liabilities. The Company manages its rate sensitivity position to avoid wide swings in net interest margins and to minimize risk due to changes in interest rates.

     The difference between a financial institution's interest rate sensitive assets (i.e., assets which will mature or reprice within a specific time period) and interest rate sensitive liabilities (i.e., liabilities which will mature or reprice within the same time period) is commonly referred to as its "interest rate sensitivity gap" or "gap." An institution having more interest rate sensitive assets than interest rate sensitive liabilities within a given time period is said to have a "positive gap," which generally means that if interest rates increase, a company's net interest income will increase and if interest rates decrease, its net interest income will decrease. An institution having more interest rate sensitive liabilities than interest rate sensitive assets within a given time period is said to have a "negative gap," which generally means that if interest rates increase, a company's net interest income will decrease and if interest rates decrease, its net interest income will increase.

     At December 31, 1996, the Company had a manageable positive gap and therefore does not expect to experience any significant fluctuations in its net interest income as a consequence of changes in interest rates.

     The following table sets forth the cumulative maturity distributions as of December 31, 1996 of the Company's interest-earning assets and interest-bearing liabilities, its interest rate sensitivity gap, cumulative interest rate sensitivity gap for such assets and liabilities, and cumulative interest rate sensitivity gap as a percentage of total interest-earning assets. This table indicates the time periods in which certain interest-earning assets and certain interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. However, this table does not necessarily indicate the impact of general interest rate movements on the Company's net interest yield because the repricing of various categories of assets and liabilities is discretionary and is subject to competition and other pressures. As a result, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times and at different rate levels. Subject to these qualifications, the table reflects a cumulative positive gap for assets and liabilities maturing or repricing in 1997. The Company's Asset/Liability Management Committee monitors the interest rate sensitivity position and currently intends to maintain a slightly positive gap during 1997 primarily as a result of the Company's view of the economy and the anticipated interest rate scenario for 1997.

-----------------------------------------------------------------------------------------------------------
                                            After 3       After 6       After 1
                                             Months        Months         Year
                               Within 3    But Within    But Within    But Within     After
   (Dollars in thousands)       Months      6 Months       1 Year       5 Years      5 Years       Total
-----------------------------------------------------------------------------------------------------------
INTEREST-EARNING ASSETS:
Loans (net of unearned
  income)....................  $531,504     $147,847      $265,927      $533,464     $ 96,138    $1,574,880
Securities available for
  sale.......................    49,868       41,778        64,100       192,594       84,451       432,791
Loans held for sale..........     7,927                                                               7,927
Federal funds sold...........     4,476                                                               4,476
Interest-bearing deposits in
  other banks................     1,631                                                               1,631
                               --------     --------      --------      --------     --------    ----------
Total........................  $595,406     $189,625      $330,027      $726,058     $180,589    $2,021,705
                               ========     ========      ========      ========     ========    ==========
INTEREST-BEARING LIABILITIES:
Interest-bearing deposits....  $563,137     $170,896      $219,129      $669,158     $  5,283    $1,627,603
Short-term borrowings and
  other liabilities..........   102,062        3,237         6,473        23,280                    135,052
                               --------     --------      --------      --------     --------    ----------
Total........................  $665,199     $174,133      $225,602      $692,438     $  5,283    $1,762,655
                               ========     ========      ========      ========     ========    ==========

Interest rate sensitivity
  gap........................  $(69,793)    $ 15,492      $104,425      $ 33,620     $175,306    $  259,050
Cumulative interest rate
  sensitivity gap............   (69,793)     (54,301)       50,124        83,744      259,050
Cumulative interest rate
  sensitivity gap as a
  percentage of total
  interest-earning assets....     (3.45)%      (2.69)%        2.48%         4.14%       12.81%
-----------------------------------------------------------------------------------------------------------

CAPITAL RESOURCES

     The Federal Reserve Board ("FRB") has established risk-based capital guidelines that must be observed by bank holding companies and banks. Under these guidelines, total qualifying capital is categorized into two components -- Tier I and Tier II capital. Tier I capital generally consists of common shareholders' equity, perpetual preferred stock (subject to limitations) and minority interests in subsidiaries. Subject to limitations, Tier II capital includes certain other preferred stock and debentures, and a portion of the reserve for credit losses. These ratios are expressed as a percentage of risk-adjusted assets, which include various risk-weighted percentages of off-balance-sheet exposures, as well as assets on the balance sheet. The FRB regulations governing the various capital ratios do not recognize the effects of SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities" on capital relating to changes in market value of securities available for sale.

     At December 31, 1996, a minimum Tier I capital ratio of 4.00% and a total capital ratio of 8.00% are required. The Company's qualifying capital at December 31, 1996 exceeds both the Tier I and Tier II risk-based capital guidelines. In addition, a capital leverage ratio is used in connection with the risk-based capital standards which is defined as Tier I capital divided by total assets adjusted for certain items. The following table presents the various capital and leverage ratios of the Company.

------------------------------------------------------------------------------------------------------
                      December 31,
                 (Dollars in thousands)                        1996          1995          1994
------------------------------------------------------------------------------------------------------
Total adjusted average assets for leverage ratio........    $2,172,679    $2,165,421    $2,052,860
Risk-weighted assets and off-balance-sheet financial
  instruments for capital ratio.........................     1,681,787     1,541,004     1,458,215
Tier 1 capital..........................................       183,422       181,263       177,774
Total risk-based capital................................       199,712       196,122       192,496
Leverage ratio..........................................          8.44%         8.37%         8.66%
Tier 1 capital ratio....................................         10.91         11.76         12.19
Total capital ratio.....................................         11.87         12.73         13.20
------------------------------------------------------------------------------------------------------

     Capital ratios applicable to the Company's banking subsidiaries at December 31, 1996 are as follows.

-------------------------------------------------------------------------------------------------
                                                                                         Total
                                                                            Tier 1     Risk-based
                                                                Leverage    Capital     Capital
-------------------------------------------------------------------------------------------------
Regulatory Capital Requirements
  Minimum...................................................      4.00%       4.00%       8.00%
  Well-capitalized..........................................      5.00        6.00       10.00

Bank Subsidiaries
  Mid Am Bank...............................................      7.61        9.21       10.30
  First National............................................      7.69        9.92       10.39
  AmeriCom..................................................      7.28       11.17       12.27
  AmeriFirst................................................      6.86        9.90       11.04
  Adrian....................................................      6.32        8.90       10.15
-------------------------------------------------------------------------------------------------

INVESTMENT PORTFOLIO AND SECURITIES AVAILABLE FOR SALE

     In November 1995, all investment and mortgage-backed securities classified as held-to-maturity were transferred to securities available for sale. The decision to transfer the securities was based on management's assessment of the Company's held-to-maturity securities portfolio and guidance by the interpretations contained in the Financial Accounting Standards Board "Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" which was issued in November, 1995.

     The following table sets forth the carrying value of the Company's investment and mortgage-backed securities at December 31, 1994.

-----------------------------------------------------------------------------
                                                                  Carrying
                                                                Value at Cost
                   (Dollars in thousands)                           1994
-----------------------------------------------------------------------------
U.S. Treasury securities....................................      $  3,623
Securities of other U.S. Government agencies and
  corporations..............................................         5,523
Mortgage-backed investment securities.......................       180,309
Obligations of states and political subdivisions............        62,032
Other securities............................................           522
                                                                  --------
Total.......................................................      $252,009
                                                                  ========
-----------------------------------------------------------------------------

     The following table sets forth the carrying value at market at the respective year end for each of the last three years and the aggregate cost of the Company's securities available for sale at December 31, 1996.

--------------------------------------------------------------------------------------------------
                                                                      Carrying Value at Market
--------------------------------------------------------------------------------------------------
               (Dollars in thousands)                   Cost        1996        1995        1994
--------------------------------------------------------------------------------------------------
U.S. Treasury securities............................  $ 56,758    $ 56,591    $ 73,792    $ 79,353
Securities of other U.S. Government agencies and
  corporations......................................    47,291      46,765      67,526      61,401
Mortgage-backed securities..........................   251,486     249,454     230,417      45,056
Obligations of states and political subdivisions....    44,445      45,640      58,996         200
Other securities....................................    34,369      34,341      31,266      26,427
                                                      --------    --------    --------    --------
Total...............................................  $434,349    $432,791    $461,997    $212,437
                                                      ========    ========    ========    ========
--------------------------------------------------------------------------------------------------

     The available for sale portfolio contains mortgage-backed securities and to a limited extent, other securities, which have unknown cash flow characteristics. The variable cash flows present additional risk to the bondholders in the form of prepayment or extension risk primarily caused by market interest rate changes. This additional risk is generally rewarded in the form of higher yields to the investor.

     The Company utilizes tools to minimize and monitor this risk, requiring the security to pass a stress test at the time of purchase. This testing measures prepayment and extension risk under severe changes in interest rates. Additionally, the corporate investment policy defines certain types of high risk securities as ineligible for purchase, including securities which may not return full principal to the Company. It is also the practice of the Company to minimize premiums paid on mortgage securities to avoid yield reduction if prepayments increase. These policies help insure that there will be no material impact from these investments to the financial statements due to changing interest rates.

     The internal accounting systems and controls are in place to account for amortization and accretion of premiums and discounts. As prepayments of principal are received, the system automatically adjusts premiums and discounts to reflect the proper book values.

     There are no securities available for sale of any single issuer where the aggregate carrying value of such securities exceeded 10% of shareholders' equity, except those of U.S. Treasury, U.S. Government agencies and substantially all mortgage-backed securities issued by Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Government National Mortgage Association.

     The following table shows the contractual maturities and weighted average yields of the Company's securities available for sale as of December 31, 1996. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are presented in the table based on current assumptions as to prepayments. The weighted average yields on income from tax exempt obligations of state and political subdivisions have been adjusted to a tax equivalent basis.

----------------------------------------------------------------------------------------------------------------------
                                                    After 1 Year But      After 5 Years But
                                Within 1 Year        Within 5 Years        Within 10 Years           After 10 Years
                               ---------------      ----------------      ------------------      --------------------
   (Dollars in thousands)      Amount    Yield       Amount    Yield       Amount     Yield        Amount      Yield
----------------------------------------------------------------------------------------------------------------------
U.S. Treasury securities.....  $15,041   5.42%      $ 36,358    5.61%      $ 3,031     6.39%      $  2,161   6.80%
Securities of other U.S.
  Government agencies and
  corporations...............    5,511   5.71         27,407    5.82        10,159     6.35          3,688   6.80
Mortgage-backed securities...    3,353   6.29         54,676    6.00        35,095     6.24        156,330   6.74
Obligations of states and
  political subdivisions.....    3,696   7.26         25,972    7.13        12,880     7.82          3,092   8.25
Other securities.............    7,838   8.16            203   11.45                                26,300   3.23
                               -------              --------               -------                --------
  Total......................  $35,439   6.35%      $144,616    6.08%      $61,165     6.60%      $191,571   6.28%
                               =======              ========               =======                ========
----------------------------------------------------------------------------------------------------------------------

LOAN PORTFOLIO

     The amount of loans outstanding and the percent of the total represented by each type on the dates indicated were as follows.

----------------------------------------------------------------------------------------------------------------------------------
     December 31,
(Dollars in thousands)     1996                 1995                 1994                 1993                 1992
----------------------------------------------------------------------------------------------------------------------------------
Real estate loans
  Construction........     $72,416     4.6%     $63,086     4.3%     $69,942     4.9%     $39,150     3.1%     $35,760     3.0%
  Residential
    mortgage..........     524,704    33.3      580,004    39.3      598,989    41.7      534,229    42.1      565,090    47.0
  Non-residential
    mortgage..........     418,781    26.6      305,710    20.7      272,715    19.0      249,406    19.7      185,316    15.4
Commercial, financial
  and agricultural
  loans...............     379,268    24.1      357,290    24.2      327,871    22.8      294,297    23.2      282,263    23.5
Installment and credit
  card loans..........     175,742    11.1      164,055    11.1      155,380    10.8      138,534    10.9      118,849     9.9
Other loans...........       5,384     0.3        6,335     0.4       10,040     0.8       11,690     1.0       15,440     1.2
                        ----------   -----   ----------   -----   ----------   -----   ----------   -----   ----------   -----
  Total loans.........   1,576,295   100.0%   1,476,480   100.0%   1,434,937   100.0%   1,267,306   100.0%   1,202,718   100.0%
                                     =====                =====                =====                =====                =====
Less:
Unearned interest.....         (14)                 (22)                 (38)                 (50)                (107)
Unamortized loan
  fees................      (1,401)                (807)              (1,610)              (1,311)              (2,099)
Allowance for credit
  losses..............     (15,672)             (14,859)             (14,722)             (15,157)             (15,718)
                        ----------           ----------           ----------           ----------           ----------
  Total net loans.....  $1,559,208           $1,460,792           $1,418,567           $1,250,788           $1,184,794
                        ==========           ==========           ==========           ==========           ==========
----------------------------------------------------------------------------------------------------------------------------------

     Real estate loans, including construction and mortgage loans, approximated 65% of total loans at December 31, 1996. Collateral evaluations and the historical data of the Company's mortgage loan losses are used to determine the amount necessary for the allowance for credit losses. The Company's general collateral policy for residential real estate mortgages is to follow FNMA and FHLMC guidelines, which generally require a loan-to-value ratio of 80% or private mortgage insurance for loan-to-value ratios in excess of 80%.

     A significant portion (24%) of the loan portfolio is composed of commercial loans. Personal and business financial status, credit standing, and available collateral of commercial borrowers, plus management's judgment as to prevailing and anticipated economic conditions and the historical data of the Company's commercial loan losses, are taken into consideration when determining the amount of the allowance for credit losses needed for commercial loans. The amount of collateral required on commercial loans is generally determined based on a loan-by-loan assessment. Average loan-to-value ratios for commercial loans typically range from 50% to 80%. Factors which are considered include, among other things, the purpose of the loan, the current financial status of the borrower and the borrower's prior credit history.

     The remaining portion (11%) of the Company's loan portfolio are installment, credit card loans and other loans and leases. A thorough credit examination is done at the time of the extension of credit. The Company makes consumer loans on both a secured and unsecured basis depending, in part, on the nature, purpose and term of the loan. Loan-to-value ratios for secured consumer loans range from 70% to 90% as a general rule. The historical data of the Company's consumer loan losses and the Company's credit evaluations are used to determine the necessary amount for its allowance for credit losses.

     The following table shows the amount of commercial, financial and agricultural loans and real estate construction loans outstanding as of December 31, 1996 which, based on remaining scheduled repayments of principal, are due in the periods indicated. Also, the amounts due after one year are classified according to their sensitivity to changes in interest rates.

------------------------------------------------------------------------------------------------------------
                                                             After 1 Year       After 5 Years
                                               Within         But Within         But Within
(Dollars in thousands)                         1 Year          5 Years            10 Years           Total
------------------------------------------------------------------------------------------------------------
Commercial, financial and agricultural....    $136,991         $140,542           $101,735          $379,268
Real estate -- construction...............      36,527           14,107             21,782            72,416
                                              --------         --------           --------          --------
Total.....................................    $173,518         $154,649           $123,517          $451,684
                                              ========         ========           ========          ========
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                                                 Fixed        Variable
(Dollars in thousands)                                           Rate           Rate
--------------------------------------------------------------------------------------
Due after one but within five years.........................    $45,088       $109,561
Due after five years........................................     34,108         89,409
                                                                -------       --------
Total.......................................................    $79,196       $198,970
                                                                =======       ========
--------------------------------------------------------------------------------------

     Actual maturities of loans will differ from the contractual maturities presented in the table above because of prepayments, rollovers and renegotiation of payment terms among other factors.

     The following table presents the aggregate amounts of non-performing assets and respective ratios on the dates indicated.

-----------------------------------------------------------------------------------------------------------
December 31,
(Dollars in thousands)                      1996         1995         1994         1993            1992
-----------------------------------------------------------------------------------------------------------
Non-accrual............................    $6,550       $8,499       $6,017       $ 8,660       $ 7,786
Restructured...........................        73           79          329           221           704
                                           ------       ------       ------       -------       -------
Total non-performing loans.............     6,623        8,578        6,346         8,881         8,490
Other real estate owned................     1,143          763        1,102         1,836         6,109
                                           ------       ------       ------       -------       -------
Total non-performing assets............    $7,766       $9,341       $7,448       $10,717       $14,599
                                           ======       ======       ======       =======       =======
Loans 90 days or more past due and not
  on non-accrual.......................    $5,934       $1,253       $1,140       $   813       $ 1,233
                                           ======       ======       ======       =======       =======
Non-performing loans to total loans....      0.42%        0.58%        0.44%         0.70%         0.71%
Non-performing assets to total loans
  plus other real estate owned.........      0.49         0.63         0.52          0.85          1.21
Allowance for credit losses to total
  non-performing loans.................    236.63       173.22       231.99        170.67        185.14
Allowance for credit losses to total
  non-performing assets................    201.80       159.07       197.66        141.43        107.66
Loans 90 days or more past due and not
  on non-accrual to total loans........      0.38         0.08         0.08          0.06          0.10
-----------------------------------------------------------------------------------------------------------

     SFAS 114 "Accounting by Creditors for Impairment of a Loan", and SFAS 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures", were adopted effective January 1, 1995. Residential mortgage, installment and credit card loans are collectively evaluated for impairment. Individual commercial loans exceeding size thresholds established by management are evaluated for impairment. Impaired loans are recorded at the loan's fair value by the establishment of a specific allowance where necessary. The fair value of the underlying collateral-dependent loans is determined by the fair value of the underlying collateral. The fair value of noncollateralized-dependent loans is determined by discounting expected future interest and principal payments at the loan's effective interest rate.

     At December 31, 1996, the recorded investment on impaired loans measured in accordance with SFAS 114 amounted to $7,241,000, of which $5,915,000 or 82% impaired loans have a specific allowance of $2,206,000 and the remaining $1,326,000 of impaired loans have no specific allowance because the fair value of the collateral securing the loan exceeded the investment in the loan. The average recorded investment in impaired loans for the year ended December 31, 1996 was $8,447,000. Interest income recognized in 1996 related to impaired loans was $694,000, most of which was recognized on the cash basis. At December 31, 1995, the recorded investment in impaired loans measured in accordance with SFAS 114 amounted to $9,245,000, of which $7,868,000 of impaired loans have a specific allowance of $2,307,000 and the remaining $1,377,000 of impaired loans have no specific allowance because the fair value of the collateral securing the loan exceeded the investment in the loan. At December 31, 1996 and 1995, loans with outstanding balances of $691,000 and $746,000 have been considered impaired under the Company's method of determining impaired loans (see Note 4 to the Consolidated Financial Statements); however, the loans are still on accrual as borrowers are continuing to make payments in accordance with the terms of the applicable loan agreement and the measurement of the loans' fair value indicates that the loans do not require a specific allowance.

     The following table reflects impaired loans by type of loan.

-----------------------------------------------------------------------------------
December 31,
(Dollars in thousands)                                           1996         1995
-----------------------------------------------------------------------------------
Commercial real estate......................................    $3,165       $4,752
Commercial..................................................     3,576        4,493
Financial...................................................       500
                                                                ------       ------
Total impaired loans........................................    $7,241       $9,245
                                                                ======       ======
-----------------------------------------------------------------------------------

     The total amount of impaired loans using (1) the present value of expected future cash flows was $6,414,000, (2) the fair value of the loans' collateral was $510,000, and (3) the observable market price of the loans was $317,000.

     Non-accrual loans are comprised principally of loans 90 days past due, as well as certain loans which are current but where serious doubts exist as to the ability of the borrower to comply with the repayment terms. Interest previously accrued and not yet paid on non-accrual loans is reversed or charged against the allowance for credit losses during the period in which the loan is placed in a non-accrual status, except where the Company has determined that such loans are adequately secured as to principal and interest. Interest earned thereafter is included in income only to the extent that it is received in cash. In certain cases, interest received may be credited against principal outstanding under the cost recovery method.

     Three of the Company's bank subsidiaries have purchased certain lease receivables or loans from The Bennett Funding Group (Bennett) which have an aggregate outstanding balance of $6,100,000 at December 31, 1996. Bennett was placed into bankruptcy proceedings in March of 1996. Payments by lessees and borrowers have been paid into an interest-bearing escrow account with the bankruptcy court pending resolution of certain issues. Issues which may affect the Company's ability to ultimately collect interest and principal on the leases include a determination of ownership of the receivables and whether the banks have perfected their security interests in the receivables. Certain lease pools purchased by the Company (or portions thereof) are the subject of these issues, while other pools are not. All of the lease pools, or portions thereof, which are subject to challenge by the Trustee or other parties which aggregate $1,614,000 at December 31, 1996, have been placed on non-accrual and are considered impaired under SFAS 114. Those pools or portions which aggregate $4,486,000 at December 31, 1996 where management believes it will collect principal and interest from escrow are classified as loans 90 days past due and not on non-accrual. The classification of those lease pools or loans as 90 days or more past due and still accruing is primarily responsible for the ratio of this category to total loans increasing from .08 at December 31, 1995 to .38 at December 31, 1996.

     Loans 30 to 89 days past due, excluding non-accrual and restructured loans amounted to $8,944,000 or .57% of total loans at December 31, 1996 as compared to $8,035,000 or .54% at December 31, 1995. Loans now current but where some concerns exist as to the ability of the borrower to comply with present loan repayment terms, excluding non-performing loans, approximated $31,503,000 and $32,715,000 at December 31, 1996 and 1995, respectively, and are being closely monitored by management and the Boards of Directors of the subsidiaries. The classification of these loans, however, does not mean to imply that management expects losses on each of these loans, but believes that a higher level of scrutiny is prudent under the circumstances. At December 31, 1996 and 1995 specific allocations of the allowance for credit losses related to these loans aggregated $3,219,000 and $3,359,000, respectively. The decrease in loans where some concern exists is primarily attributable to the Company's continuous process of loan review which has identified various improvements in the financial condition of certain of the individual borrowers. In the opinion of management, these loans require close monitoring despite the fact that they are performing according to their terms. Such classifications relate to specific concerns relating to each individual borrower and do not relate to any concentrated risk elements common to all loans in this group.

     Other real estate owned amounted to $1,143,000 and $763,000 at December 31, 1996 and 1995, respectively. The Company has been able to maintain other real estate owned balances at a low level since 1992, through improved asset quality, improved controls, and timely sales of foreclosed properties.

     As of December 31, 1996, the Company did not have any loan concentrations which exceeded 10% of total loans.

     The following table presents asset quality information for each of the Company's bank subsidiaries.

-----------------------------------------------------------------------------------------------------------
December 31, 1996                        Mid Am       First
(Dollars in thousands)                    Bank       National      AmeriCom      AmeriFirst      Adrian
-----------------------------------------------------------------------------------------------------------
Non-accrual..........................    $2,021       $1,359        $1,167         $1,776          $227
Restructured.........................                                   73
                                         ------       ------        ------         ------        ------
Total non-performing loans...........     2,021        1,359         1,240          1,776           227
Other real estate owned (1)..........       152                        206             95
                                         ------       ------        ------         ------        ------
Total non-performing assets..........    $2,173       $1,359        $1,446         $1,871          $227
                                         ======       ======        ======         ======        ======
Loans 90 days or more past due and
  not on non-accrual.................    $  146       $1,991        $2,326         $1,340          $131
                                         ======       ======        ======         ======        ======
Non-performing loans to total
  loans..............................      0.33%        0.35%         0.50%          0.88%         0.19%
Non-performing assets to total loans
  plus other real estate owned.......      0.35         0.35          0.58           0.93          0.19
Allowance for credit losses to total
  non-performing loans...............    375.66       141.39        222.06         117.96        577.09
Allowance for credit losses to total
  non-performing assets..............    349.38       141.39        190.42         111.97        577.09
Net charge-offs to average loans
  outstanding........................      0.37         0.05          0.07           0.56          0.03
Allowance for credit losses to total
  loans..............................      1.22         0.50          1.11           1.04          1.12
Loans 90 days or more past due and
  not on non-accrual to total
  loans..............................      0.02         0.51          0.94           0.67          0.11
-----------------------------------------------------------------------------------------------------------

(1) The parent company has $690,000 of other real estate owned at December 31, 1996.

SUMMARY OF CREDIT LOSS EXPERIENCE

     The following table presents a summary of credit loss experience for the periods indicated.

---------------------------------------------------------------------------------------------------------
December 31,
(Dollars in thousands)                     1996         1995         1994         1993         1992
---------------------------------------------------------------------------------------------------------
Balance of allowance at beginning of
  year................................    $14,859      $14,722      $15,157      $15,718      $12,938
Loans actually charged-off
Real estate...........................        742          167          455          558          656
Commercial, financial and
  agricultural........................      2,048        2,783        2,122        4,767        3,047
Installment and credit card...........      2,694        1,429          815        1,768        2,301
Industrial development bonds..........                                                67
Other.................................         14                        14           15           18
                                          -------      -------      -------      -------      -------
                                            5,498        4,379        3,406        7,175        6,022
                                          -------      -------      -------      -------      -------
Recoveries of loans previously
  charged-off.........................
Real estate...........................        312          305          127          221          106
Commercial, financial and
  agricultural........................        757          727        1,059        1,082        1,880
Installment and credit card...........        648          446          561          816          773
Other.................................         57                                                   4
                                          -------      -------      -------      -------      -------
                                            1,774        1,478        1,747        2,119        2,763
                                          -------      -------      -------      -------      -------
Net charge-offs.......................      3,724        2,901        1,659        5,056        3,259
Addition to allowance charged to
  expense.............................      4,537        3,002        2,864        3,991        4,917
Reversal of allowance credited to
  expense.............................                               (1,640)
Effect of conforming year ends of
  pooled entities.....................                                               504
Transfer of other real estate owned
  allowance relating to in-substance
  foreclosure loans...................                      36
Addition to allowance from purchase of
  financial institutions..............                                                          1,122
                                          -------      -------      -------      -------      -------
Balance of allowance at end of year...    $15,672      $14,859      $14,722      $15,157      $15,718
                                          =======      =======      =======      =======      =======
Net charge-offs to average loans
  outstanding.........................       0.25%        0.20%        0.12%        0.41%        0.31%
Allowance for credit losses to total
  loans...............................       1.00         1.01         1.03         1.20         1.31
Allowance for credit losses to total
  non-performing loans................     236.63       173.22       231.99       170.67       185.14
---------------------------------------------------------------------------------------------------------

     The provision for credit losses reflects the amount necessary in management's opinion to maintain an adequate reserve, based upon its analysis of the loan portfolio (including the loan growth rate and change in the mix of the loan portfolio) and general economic conditions and the necessity to state certain individual loans at their estimated fair value.

     The Company's banking subsidiaries monitor the adequacy of their allowances for credit losses on a monthly basis. The banking subsidiaries formally document their evaluations of the adequacy of their allowances for credit losses on a quarterly basis and the evaluations are reviewed and discussed with each bank's respective Board of Directors. The Company's Asset Quality Department presents a quarterly consolidated evaluation of the adequacy of the allowance for credit losses to the Company's Board of Directors. These evaluations of potential losses include a review of the current financial status and credit standing of commercial borrowers and their prior history, an evaluation of available collateral, a review of loss experience in relation to outstanding loans, and management's judgment as to prevailing and anticipated economic conditions, among other relevant factors. Such factors include, among others, changes in the credit grade assigned to the loan by either the assigned officer or by the Company's Asset Quality Department from its periodic reviews of segments of the loan portfolios, and increases or decreases in specific reserves assigned to individual loans. Residential mortgage and consumer portfolios are collectively evaluated giving consideration to trend of delinquencies and charge-offs and current and anticipated economic conditions.

     The following table sets forth the allocation of the allowance for credit losses for the periods indicated.

---------------------------------------------------------------------------------------------------------
December 31,
(Dollars in thousands)                     1996          1995          1994          1993          1992
---------------------------------------------------------------------------------------------------------
Specific allowance
Real estate...........................    $   372       $   320       $ 1,178       $   708       $   823
Commercial............................      2,974         3,989         2,384         2,334         4,763
Installment...........................        250           560            50            76            53
                                          -------       -------       -------       -------       -------
                                            3,596         4,869         3,612         3,118         5,639
                                          -------       -------       -------       -------       -------
Allocated allowance
Real estate...........................        233           206           729         1,186           915
Commercial............................      3,229         2,270         3,609         3,394         2,415
Installment...........................      1,369           659         1,364         1,640         1,785
Other.................................      1,106           474           422           579           553
                                          -------       -------       -------       -------       -------
                                            5,937         3,609         6,124         6,799         5,668
                                          -------       -------       -------       -------       -------
Unallocated allowance.................      6,139         6,381         4,986         5,240         4,411
                                          -------       -------       -------       -------       -------
Allowance for credit losses...........    $15,672       $14,859       $14,722       $15,157       $15,718
                                          =======       =======       =======       =======       =======
---------------------------------------------------------------------------------------------------------

     Increased loan balances in 1996 required additional provision to maintain an adequate level of the Company's allowance for credit losses to total loans. Prior to 1996, provisions for credit losses have decreased each year since 1992, with the exception of a small increase in 1995, reflecting improved asset quality. In 1993, the Company's asset quality began to improve as non-performing assets to total loans and OREO decreased to .85% from 1.21%, and the non-performing loan ratio improved to .70% from .71%. Since 1993, the Company's asset quality has continued to remain strong. Non-performing loans to total loans were .42%, .58%, and .44% at December 31, 1996, 1995, and 1994,
respectively. The Company's provision for credit losses increased $1,535,000 to $4,537,000 in 1996 compared to $3,002,000 in 1995.

     The 1994 provision for credit losses was favorably impacted by a $1,600,000 reduction in the allowance for credit losses at the Company's First National subsidiary during the third quarter.The reduction in First National's allowance was the culmination of a number of events and factors. Asset quality and charge-off experience at First National improved rapidly in 1992. In recognition of the favorable loss experience and asset quality, management suspended provisions to First National's allowance for credit losses in September 1992. No credit loss provisions were charged to First National's operations in 1993 as First National experienced net charge offs in 1993 of only $40,000. During the second quarter of 1994, the Company's Asset Quality Department performed a detailed review of First National's loan portfolio. The review confirmed First National's management's conclusions that a reduction in the allowance for credit losses was appropriate. During the second quarter, the Office of the Comptroller of the Currency (OCC) commenced an examination at First National which included an assessment of First National's asset quality. The OCC's examination was concluded and the results were communicated during the third quarter of 1994. The OCC examination also confirmed management's assessment of the allowance. Shortly after the issuance of the OCC report of examination, a report of economic conditions in First National's market area became available. It indicated, among other things, a sharp drop in unemployment rates between the months of July and August of 1994. Based on all of the information available to management, the decision was made to reduce First National's allowance by $1,600,000.

DEPOSITS

     The following table sets forth the average balances of and average rates paid on deposits for the periods indicated.

-----------------------------------------------------------------------------------------------------------
          December 31,
     (Dollars in thousands)                 1996                     1995                     1994
-----------------------------------------------------------------------------------------------------------
                                     Average      Average     Average      Average     Average      Average
                                     Balance       Rate       Balance       Rate       Balance       Rate
-----------------------------------------------------------------------------------------------------------
Demand
  Non-interest-bearing..........    $  186,397               $  174,501               $  168,855
  Interest-bearing..............       195,089     1.90%        185,841     2.09%        194,850     2.06%
Savings.........................       243,185     2.49         269,308     2.63         327,474     2.57
Money market....................       151,887     3.48         121,459     3.48          91,834     2.54
Time............................     1,037,331     5.60       1,037,277     5.53         942,156     4.24
                                    ----------               ----------               ----------
Total...........................    $1,813,889               $1,788,386               $1,725,169
                                    ==========               ==========               ==========
-----------------------------------------------------------------------------------------------------------

     The following table sets forth the maturity distribution of time certificates of deposit issued in amounts of $100,000 or more.

------------------------------------------------------------------------
December 31, 1996
(Dollars in thousands)
------------------------------------------------------------------------
Three months or less........................................    $ 96,186
Over three months to six months.............................      36,787
Over six months to twelve months............................      32,699
Over twelve months..........................................      47,824
                                                                --------
Total.......................................................    $213,496
                                                                ========
------------------------------------------------------------------------

SHORT-TERM BORROWINGS

     A summary of certain information regarding federal funds purchased and securities sold under agreements to repurchase is presented below. The latter represent securities sold to customers subject to an obligation of the Company to repurchase such securities at a specified time, usually 30 to 60 days after the date of the sale. Such agreements provide customers with the opportunity to make short-term investments of substantial sums, usually in excess of $100,000, secured by obligations of the United States Treasury or United States government agencies.

-----------------------------------------------------------------------------------------------------
                 Year Ended December 31,
                  (Dollars in thousands)                        1996         1995          1994
-----------------------------------------------------------------------------------------------------
Average for the year:
Amount outstanding........................................    $ 97,370      $87,128      $ 73,843
Weighted average interest rate............................        4.35%        4.55%         3.59%
At year end:
Amount outstanding........................................    $ 92,805      $87,548      $ 80,136
Weighted average interest rate............................        4.37%        4.43%         4.03%
Maximum amount outstanding at any month end during the
  year....................................................    $115,478      $93,579      $101,823
-----------------------------------------------------------------------------------------------------

FORWARD-LOOKING STATEMENTS

     From time to time, the Company may publish forward-looking statements relating to such matters as anticipated operating results, prospects for new lines of business, technological developments, economic trends (including interest rates), reorganization transactions and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this paragraph is to secure the use of the safe harbor provisions. While the Company believes that the assumptions underlying the forward-looking statements contained herein and in other public documents are reasonable, any of the assumptions could prove to be inaccurate, and accordingly, actual results and experience could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause actual results or experience to differ from results discussed in the forward-looking statements include, but are not limited to: economic conditions; volatility and direction of market interest rates; capital investment in and operating results of recent non-banking business ventures of the Company; governmental legislation and regulation; material unforeseen changes in the financial condition or results of operations of the Company's customers; customer reaction to and unforeseen complications with respect to the Company's product redesign initiative; and other risks identified, from time-to-time in the Company's other public documents on file with the Securities and Exchange Commission.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Mid Am, Inc.

In our opinion, the accompanying consolidated statement of condition and the related consolidated statements of earnings, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Mid Am, Inc. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for mortgage servicing rights and for impaired loans in 1995.

Price Waterhouse LLP
PRICE WATERHOUSE LLP

January 17, 1997
Toledo, Ohio

                                  MID AM, INC.
                      CONSOLIDATED STATEMENT OF CONDITION

----------------------------------------------------------------------------------------------
                        December 31,
                   (Dollars in thousands)                             1996             1995
----------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks.....................................       $   85,657       $  102,600
Interest-bearing deposits in other banks....................            1,631            3,372
Federal funds sold..........................................            4,476           72,558
Loans held for sale.........................................            7,927           12,642
Securities available for sale...............................          432,791          461,997
Loans, net of unearned fees and income of $1,415 and $829...        1,574,880        1,475,651
Allowance for credit losses.................................          (15,672)         (14,859)
                                                                   ----------       ----------
  Net loans.................................................        1,559,208        1,460,792
Bank premises and equipment.................................           50,111           49,489
Interest receivable and other assets........................           39,173           41,301
                                                                   ----------       ----------
  TOTAL ASSETS..............................................       $2,180,974       $2,204,751
                                                                   ==========       ==========
LIABILITIES
Demand deposits (non-interest-bearing)......................       $  205,306       $  223,945
Savings deposits............................................          593,885          593,807
Other time deposits.........................................        1,033,718        1,042,390
                                                                   ----------       ----------
  Total deposits............................................        1,832,909        1,860,142
Federal funds purchased and securities sold under agreements
  to repurchase.............................................           92,805           87,548
Debt and capitalized lease obligations......................           42,247           48,405
Interest payable and other liabilities......................           19,809           13,818
                                                                   ----------       ----------
  TOTAL LIABILITIES.........................................        1,987,770        2,009,913
                                                                   ----------       ----------
Commitments and contingencies (Notes 13 and 14).............               --               --
SHAREHOLDERS' EQUITY
Preferred stock -- no par value
  Authorized -- 2,000,000 shares
  Issued and outstanding -- 1,203,725 and 1,422,744 shares
     in 1996 and 1995, respectively.........................           30,093           35,569
Common stock -- stated value of $3.33 per share
  Authorized -- 35,000,000 shares
  Issued -- 20,887,675 and 19,492,726 shares in 1996 and
     1995, respectively.....................................           69,625           64,975
Surplus.....................................................           89,299           91,723
Retained earnings...........................................            6,034            9,529
Treasury stock -- 46,610 and 522,361 common shares in 1996
  and 1995, respectively....................................             (834)          (8,424)
Unrealized (losses) gains on securities available for
  sale......................................................           (1,013)           1,466
                                                                   ----------       ----------
  TOTAL SHAREHOLDERS' EQUITY................................          193,204          194,838
                                                                   ----------       ----------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................       $2,180,974       $2,204,751
                                                                   ==========       ==========
----------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                                  MID AM, INC.
                       CONSOLIDATED STATEMENT OF EARNINGS

----------------------------------------------------------------------------------------------------
Year Ended December 31,
(Dollars in thousands, except per share data)                   1996           1995           1994
----------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans.............................       $134,721       $130,300       $110,917
Interest on deposits in other banks....................            165            218            146
Interest on federal funds sold.........................          2,093          3,610          1,206
Interest on taxable investments........................         25,311         25,209         24,750
Interest on tax exempt investments.....................          2,693          3,206          3,552
                                                              --------       --------       --------
                                                               164,983        162,543        140,571
                                                              --------       --------       --------
INTEREST EXPENSE
Interest on deposits...................................         73,128         72,527         54,689
Interest on borrowed funds.............................          6,941          7,789          4,875
                                                              --------       --------       --------
                                                                80,069         80,316         59,564
                                                              --------       --------       --------
  Net interest income..................................         84,914         82,227         81,007
Provision for credit losses............................          4,537          3,002          1,224
                                                              --------       --------       --------
  Net interest income after provision for credit
     losses............................................         80,377         79,225         79,783
                                                              --------       --------       --------
NON-INTEREST INCOME
Trust department.......................................          1,590          1,337          1,195
Service charges on deposit accounts....................          6,878          6,200          6,036
Mortgage banking.......................................         10,414          8,185          6,451
Brokerage commissions..................................          9,156          9,540          7,137
Collection agency fees.................................          4,213          3,399          3,928
Net gains on sales of securities.......................          1,574            350          1,231
Other income...........................................         15,676          6,944          6,576
                                                              --------       --------       --------
                                                                49,501         35,955         32,554
                                                              --------       --------       --------
NON-INTEREST EXPENSE
Salaries and employee benefits.........................         42,564         34,674         35,200
Net occupancy expense..................................          5,279          5,113          5,269
Equipment expense......................................          7,930          7,385          7,589
Other expenses.........................................         35,646         31,244         30,521
                                                              --------       --------       --------
                                                                91,419         78,416         78,579
                                                              --------       --------       --------
  Income before income taxes...........................         38,459         36,764         33,758
                                                              --------       --------       --------
APPLICABLE INCOME TAXES
Current................................................         13,488          9,587          9,732
Deferred...............................................         (1,021)         2,210            773
                                                              --------       --------       --------
                                                                12,467         11,797         10,505
                                                              --------       --------       --------
  Net income...........................................       $ 25,992       $ 24,967       $ 23,253
                                                              ========       ========       ========
  Net income available to common shareholders..........       $ 23,585       $ 22,216       $ 20,336
                                                              ========       ========       ========
EARNINGS PER COMMON SHARE
Primary................................................       $   1.12       $   1.05       $   0.97
                                                              ========       ========       ========
Fully diluted..........................................       $   1.07       $   1.01       $   0.94
                                                              ========       ========       ========
----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                                  MID AM, INC.
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                           Unrealized
                                                                                              Gains
                                                                                            (Losses)
                                                                                          on Securities       Total
      (Dollars in thousands,        Preferred   Common              Retained   Treasury     Available     Shareholders'
      except per share data)          Stock      Stock    Surplus   Earnings    Stock       For Sale         Equity
-----------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1993.....   $40,250    $52,365   $57,037   $ 30,929                 $ 2,844         $183,425
Net income for the year...........                                    23,253                                   23,253
Dividends declared:
  Preferred cash dividends........                                    (2,917)                                  (2,917)
  Common cash dividends of $.54
     per share....................                                   (10,721)                                 (10,721)
  10% common stock dividend
     (1,387,730 shares)...........                5,052    17,693    (22,745)
Issuance of common stock..........                  428     1,465                                               1,893
Unrealized losses on securities
  available for sale..............                                                            (9,030)          (9,030)
Treasury shares acquired..........                                             $   (655)                         (655)
Treasury shares issued............                           (635)                  635
Preferred stock conversions,
  fractional shares and other
  items...........................       (50)        20        64        (30)                                       4
                                     -------    -------   -------   --------   --------      -------         --------
Balances at December 31, 1994.....    40,200     57,865    75,624     17,769        (20)      (6,186)         185,252
Net income for the year...........                                    24,967                                   24,967
Dividends declared:
  Preferred cash dividends........                                    (2,751)                                  (2,751)
  Common cash dividends of $.57
     per share....................                                   (12,111)                                 (12,111)
     10% common stock dividend
       (1,705,761 shares).........                5,686    12,314    (18,000)
Unrealized gains on securities
  available for sale..............                                                             7,652            7,652
Treasury shares acquired..........                                               (9,197)                       (9,197)
Treasury shares issued............                                                  793                           793
Preferred stock conversions.......    (4,631)     1,358     3,273
Fractional shares and other
  items...........................                   66       512       (345)                                     233
                                     -------    -------   -------   --------   --------      -------         --------
Balances at December 31, 1995.....    35,569     64,975    91,723      9,529     (8,424)       1,466          194,838
Net income for the year...........                                    25,992                                   25,992
Treasury shares acquired..........                                              (10,697)                      (10,697)
Treasury shares issued............                                                  412                           412
Dividends declared:
  Preferred cash dividends........                                    (2,407)                                  (2,407)
  Common cash dividends of $.60
     per share....................                                   (12,444)                                 (12,444)
  10% common stock dividend
     (1,975,509 shares including
     1,134,995 shares issued from
     treasury)....................                2,802    (6,073)   (14,604)    17,875
Unrealized losses on securities
  available for sale..............                                                            (2,479)          (2,479)
Preferred stock conversions.......    (5,476)     1,696     3,780
Fractional shares and other
  items...........................                  152      (131)       (32)                                     (11)
                                     -------    -------   -------   --------   --------      -------         --------
Balances at December 31, 1996.....   $30,093    $69,625   $89,299   $  6,034   $   (834)     $(1,013)        $193,204
                                     =======    =======   =======   ========   ========      =======         ========
-----------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                                  MID AM, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

-------------------------------------------------------------------------------------------------------
                  Year Ended December 31,
                   (Dollars in thousands)                         1996         1995           1994
-------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income..................................................    $  25,992    $  24,967    $  23,253
Adjustments to reconcile net income to net cash provided by
  operating activities:
Provision for credit losses.................................        4,537        3,002        1,224
Provision for depreciation and amortization of assets.......        9,044        8,850        9,341
Proceeds from sales of mortgage and other loans held for
  sale......................................................      449,672      302,655      351,597
Mortgage and other loans originated for sale................     (437,680)    (301,399)    (280,749)
Net gains on sales of assets................................      (16,885)      (5,962)      (4,631)
Decrease (increase) in interest receivable and other
  assets....................................................        1,905      (10,872)       1,315
Increase (decrease) in interest payable and other
  liabilities...............................................        5,991        2,319       (3,106)
                                                                ---------    ---------    ---------
  NET CASH PROVIDED BY OPERATING ACTIVITIES.................       42,576       23,560       98,244
                                                                ---------    ---------    ---------
INVESTING ACTIVITIES
Net decrease (increase) in interest-bearing deposits in
  other banks...............................................        1,741       (1,140)       3,206
Net decrease (increase) in federal funds sold...............       68,082      (64,398)      50,907
Proceeds from sales of securities available for sale........       47,503       27,771       91,398
Proceeds from maturities and paydowns of securities
  available for sale........................................       95,365       49,105       33,251
Purchases of securities available for sale..................      (43,390)     (83,063)     (82,727)
Proceeds from maturities and paydowns of investment
  securities................................................                     7,213       12,347
Purchases of investment securities..........................                    (1,579)     (19,601)
Proceeds from maturities and paydowns of mortgage-backed
  securities................................................                    19,998       33,082
Purchases of mortgage-backed securities.....................                    (2,503)     (29,030)
Proceeds from sales of loans................................       38,021       41,580       13,989
Net increase in loans.......................................     (207,138)     (86,949)    (185,246)
Proceeds from sales of other real estate owned..............          481        1,712        1,686
Proceeds from sales of bank premises and equipment..........          782          848          568
Purchases of bank premises and equipment....................       (7,765)      (6,063)      (4,151)
Cash acquired through acquisitions..........................           80           31
                                                                ---------    ---------    ---------
  NET CASH USED FOR INVESTING ACTIVITIES....................       (6,238)     (97,437)     (80,321)
                                                                ---------    ---------    ---------
FINANCING ACTIVITIES
Net (decrease) increase in demand deposits and savings
  accounts..................................................      (18,561)      41,189      (43,066)
Net (decrease) increase in other time deposits..............       (8,672)      82,461       10,476
Net increase in short-term borrowings.......................        5,257        7,412        8,363
Repayment of capitalized lease obligations and debt.........      (19,058)     (66,050)     (41,638)
Proceeds from issuance of long-term debt....................       12,900       49,021       79,002
Proceeds from issuance of common stock......................          412          793        1,893
Cash dividends paid.........................................      (14,851)     (14,862)     (13,638)
Treasury stock acquisitions, fractional shares and other
  items.....................................................      (10,708)      (8,964)        (651)
                                                                ---------    ---------    ---------
  NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES......      (53,281)      91,000          741
                                                                ---------    ---------    ---------
  Net (decrease) increase in cash and due from banks........      (16,943)      17,123       18,664
Effect on cash of conforming the year ends of pooled
  entities..................................................                       145
Cash and due from banks at the beginning of the year........      102,600       85,332       66,668
                                                                ---------    ---------    ---------
  Cash and due from banks at the end of the year............    $  85,657    $ 102,600    $  85,332
                                                                =========    =========    =========
Supplemental Schedule of Noncash Investing and Financing
  Activities:
  Securitization of loans held for sale.....................    $  73,527    $   3,685    $   9,067
  Investment securities.....................................                    66,096
  Mortgage-backed investment securities transfer............                   162,477        2,642
                                                                ---------    ---------    ---------
    Transfers to securities available for sale..............    $  73,527    $ 232,258    $  11,709
                                                                =========    =========    =========
  Transfers from loans to other real estate owned...........    $     780    $     893    $     989
                                                                =========    =========    =========
  Loans on other real estate owned sold.....................    $     208    $      16    $     462
                                                                =========    =========    =========
  Noncash portion of acquisitions (Note 2)
  Fair value of assets acquired (excluding cash) including
    intangible assets of $278 and $246......................    $     863    $     263
  Fair value of liabilities assumed.........................         (371)         (44)
                                                                ---------    ---------
    Noncash cost of acquisitions............................    $     492    $     219
                                                                =========    =========
  Unrealized (losses) gains on securities available for
    sale....................................................    $  (3,813)   $  11,748    $ (13,893)
  Adjustment to deferred tax asset..........................       (1,334)       4,096       (4,863)
                                                                ---------    ---------    ---------
    Adjustment to shareholders' equity......................    $  (2,479)   $   7,652    $  (9,030)
                                                                =========    =========    =========
  Treasury shares issued in merger..........................                              $     635
                                                                                          =========
-------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                                  MID AM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES

     The accounting and reporting policies followed by Mid Am, Inc. conform to generally accepted accounting principles and to general practices within the financial services industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

     Prior to 1994, Mid Am, Inc.'s business related solely to commercial banking and related services which for financial reporting purposes was considered a single business segment. Since 1994, six collection companies were acquired, in 1995, a broker-dealer company was acquired, and, in 1996 a commercial finance company was organized and commenced operations which are considered to be additional business segments; however, the revenues, operating profit and assets of the collection business, broker-dealer business and finance company are not material for separate disclosure and Mid Am's predominant business continues to be banking. A summary of the significant accounting policies follows.

     Consolidation -- The consolidated financial statements of Mid Am, Inc. (the Company) include the accounts of Mid American National Bank and Trust Company (Mid Am Bank), First National Bank Northwest Ohio (First National), American Community Bank, N.A. (AmeriCom), AmeriFirst Bank, N.A. (AmeriFirst), Adrian State Bank (Adrian), Mid Am Recovery Services, Inc. (MARSI), MFI Investments Corp. (MFI), Mid Am Credit Corp. (MACC), Mid Am Financial Services, Inc. (MAFSI), Simplicity Mortgage Consultants, Inc. (Simplicity), and Mid Am Information Services, Inc. (MAISI). All significant intercompany transactions and accounts have been eliminated in consolidation.

     Cash and Due from Banks -- The Company is required to maintain average reserve balances with the Federal Reserve Bank. The average reserve balance maintained at December 31, 1996 and 1995 approximated $27,125,000 and $25,184,000, respectively.

     Securities Available for Sale -- Securities classified as available for sale are carried at market. The unrealized appreciation or depreciation from the securities' acquisition cost is recorded in a valuation account, net of applicable income tax effect, in the shareholders' equity section of the statement of condition. The amount of unrealized appreciation or depreciation relating to a security which is available for sale is recognized in the income statement upon sale of the security using the specific identification method to determine the security's cost.

     Held to Maturity Securities -- The Company holds from time-to-time certain of its securities for investment purposes (held to maturity) where it has both the ability and intent to hold the securities to maturity. Such securities are stated at cost, adjusted for amortization of premiums and accretion of discounts computed under the level yield method. Such premium amortization and discount accretion are recognized as adjustments to interest income. The rate of prepayment activity on mortgages underlying mortgage-backed securities is monitored and compared to expected prepayments. Prepayment activity is affected primarily by movements in interest rates. Yields on mortgage-backed securities are adjusted as prepayments occur through charges to premium amortization or discount accretion. At December 31, 1996 and 1995 the Company had no securities classified as held to maturity.

     Derivative Financial Instruments -- The Company's hedging policies permit the use of interest rate swaps, caps and floors to manage interest rate risk or to hedge specified assets and liabilities. Derivative financial instruments are not used for trading purposes. Through December 31, 1996, the Company has not used any derivative financial instruments for hedging purposes, but may do so in the future.

     Pledged Securities -- The carrying value of securities pledged to secure public and trust deposits, securities sold under agreements to repurchase and for other purposes as required by law amounted to $268,543,000 and $220,070,000 at December 31, 1996 and 1995, respectively.

     Mortgage Servicing Rights -- The Company adopted Statement of Financial Accounting Standards No. 122 "Accounting for Mortgage Servicing Rights" (SFAS
122) effective January 1, 1995. The cost of mortgage loans which the Company originates or purchases under a definitive plan to sell or securitize is allocated between the mortgage servicing rights and the cost of the mortgage based on the relative fair values at date of origination or purchase. The fair value of the mortgage servicing rights is determined by discounting expected servicing income cash flows, net of certain servicing costs, by a rate which is comparable to the then current interest-only strip rate. The cost of those mortgage loans which are originated or purchased without a definitive plan to sell or securitize is not allocated between mortgage servicing rights and the cost of the mortgage until the date of sale or securitization.

     Mortgage servicing rights assets are amortized in proportion to and over the period of estimated net servicing income. Management periodically evaluates mortgage servicing assets for impairment by discounting the expected future cash flows, taking into consideration the estimated level of prepayments based upon current industry expectations.

     The adoption of SFAS 122 increased 1995 pre-tax income and net income by $1,560,000 and $1,020,000, respectively, or $.05 per share.

     Loans -- Interest income on loans is calculated using the simple-interest method on the outstanding principal amounts. All non-refundable fees and costs associated with the Company's lending activities are recognized over the life of the related loan or lease as an adjustment of yield.

     Residential mortgage loans and other loans and leases held for sale are stated at the lower of the cost to originate or purchase the loan (net of deferred loan fees and costs and amounts assigned to mortgage servicing rights), or market. Market is determined on the basis of rates quoted in the respective secondary market for the type of loan or lease held for sale. The Company generally sells its residential mortgage loans and MACC originated loans and leases at a premium or discount from the carrying amount of the loans or leases. Such premium or discount is recognized at the date of sale.

     The Company prospectively adopted SFAS 114, "Accounting by Creditors for Impairment of a Loan," and SFAS 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" on January 1, 1995. Residential mortgage, installment and other consumer loans are collectively evaluated for impairment. Individual commercial loans exceeding size thresholds established by management are evaluated for impairment. Impaired loans are recorded at the loan's fair value by the establishment of a specific allowance where necessary. The fair value of collateral-dependent loans is determined by the fair value of the underlying collateral. The fair value of noncollateral-dependent loans is determined by discounting expected future interest and principal payments at the loan's effective interest rate. The adoption of SFAS 114 and SFAS 118 did not have a material impact on 1995 results of operations.

     Accrual of interest on loans is discontinued when principal or interest remains due and unpaid for 90 days or more, unless the loan is well secured and is in the process of collection. Income on such loans is then recognized only to the extent that cash is received and when the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest. Restructured loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with their original contractual rates.

     Allowance for Credit Losses -- The allowance for credit losses is established through a provision for credit losses charged to expense. Loans and leases are charged against the allowance for credit losses when management believes the full collectibility of the loan is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit. The allowance and provision take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, leases and commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay. Specific allowances are established for certain individual impaired loans based on the evaluation of the fair value of the impaired loan. Allowances established to provide for losses under commitments to extend credit, or recourse provisions under loan and lease sales agreements or servicing agreements are classified with other liabilities.

     Other Real Estate Owned -- Real estate acquired by foreclosure is carried in other assets at the lower of the recorded investment in the property or its fair value. Prior to foreclosure, the value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for credit losses, if necessary. At the time of foreclosure, an allowance is established for estimated selling costs. Any subsequent writedowns required by changes in estimated fair value or disposal expenses are provided through this allowance and the provision is charged to operating expense. Carrying costs of such properties, net of related income, and gains and losses on their disposition are charged or credited to operating expense as incurred.

     Bank Premises and Equipment -- Bank premises and equipment are stated at cost, less accumulated depreciation which is computed using the straight-line method.

     Intangible Assets -- Goodwill is amortized using the straight-line method over periods ranging from 15 to 25 years. Core deposit intangible assets acquired before 1992 are amortized using the straight-line method over 10 years. Core deposit intangible assets acquired on or after January 1, 1992 are amortized using an accelerated method over 10 years. Goodwill and core deposit intangible assets at December 31, 1996 and 1995 aggregated $18,671,000 and $20,715,000 respectively, and the accumulated amortization aggregated $7,893,000 and $8,691,000, respectively.

     Income Taxes -- The Company utilizes an asset and liability approach for financial accounting and reporting of income taxes. The provision for income taxes is based on pre-tax income which differs in some respects from taxable income. Deferred income taxes/benefits are provided on cumulative differences between pre-tax income for income tax and financial reporting purposes using the current tax rate.

     Trust Department -- Trust Department income has been recognized on the accrual basis. Assets held by the Company in fiduciary or agency capacities (other than cash on deposit at the Company's bank subsidiaries) for its customers are not included in the consolidated statement of condition as such items are not assets of the Company.

     Earnings per Share -- Primary earnings per share is computed using the weighted average number of shares outstanding during the period, as restated for shares issued in business combinations accounted for as poolings-of-interests, stock dividends, and all common stock equivalents, applied to net income. Fully diluted earnings per share is computed using the weighted average number of shares determined for the primary computation plus the number of shares of common stock that would be issued assuming all preferred shares were converted and certain outstanding stock options not included in the primary computation were exercised.

     The weighted average number of common shares outstanding for primary and fully diluted earnings per share computations were as follows:

-----------------------------------------------------------------------------------------------------
Year ended December 31,                                       1996            1995            1994
-----------------------------------------------------------------------------------------------------
Weighted average common shares outstanding --
  primary..............................................    20,986,000      21,126,000      20,951,000
Weighted average common shares outstanding -- fully
  diluted..............................................    24,274,000      24,851,000      24,890,000
-----------------------------------------------------------------------------------------------------

     Recent Accounting Pronouncements -- The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS 125) in June, 1996. SFAS 125 establishes new accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. SFAS 125 focuses on the concept of control. Under this approach, after a transfer of financial assets, the Company will recognize the financial and servicing assets it controls and the liabilities it has incurred, and will derecognize financial assets when control has been surrendered, and derecognize liabilities when extinguished.

     The Company currently transfers certain residential mortgage loans originated by its bank subsidiaries and loans and leases originated by one of its non-bank subsidiaries. The Company has accounted for these transfers as sales; accordingly, the loans and leases transferred have been derecognized. Management believes that these transfers will continue to be treated as sales under SFAS 125 and there will be no material impact on its results of operations from adoption of this statement. The Company will prospectively adopt SFAS 125 effective January 1, 1997.

     Preferred Stock -- The nonvoting $1.8125 cumulative convertible Series A preferred shares may be redeemed, at the option of the Company, after June 12, 1997 at $25.00 plus accrued and unpaid dividends. Dividends on common stock are not permitted to be declared unless all cumulative dividends on preferred stock have been declared and paid. At December 31, 1996, each share of Series A preferred stock is convertible into the Company's common stock at a conversion price of $10.25. The Series A preferred stock is not considered to be a common stock equivalent for purposes of primary earnings per share. The amount of common shares that would be issuable assuming conversion of all preferred shares outstanding is used for purposes of determining fully diluted earnings per share.

     Treasury Stock -- Shares of the Company's stock are acquired for purposes of issuance in connection with the stock option plan and for future stock dividend declarations. The treasury shares acquired are recorded at cost.

     Stock-Based Compensation -- The Company accounts for stock-based compensation arrangements under the intrinsic value method in accordance with ABP 25. Pro forma disclosures of compensation cost of stock-based awards required by Statement of Financial Accounting Standards No. 123 have been determined using the fair value method which considers the time value of the option considering the volatility of the Company's stock and the risk-free interest rate over the expected life of the option using a Black-Scholes valuation model.

     Statement of Cash Flows -- The Company considers cash on hand, deposits maintained with the Federal Reserve Bank and cash due from other banks, all of which are included in the caption Cash and Due from Banks, as cash for purposes of the Statement of Cash Flows.

NOTE 2. MERGERS, ACQUISITIONS, AND DIVESTITURES

     Completed Transactions

     During 1996, the Company completed its acquisitions of Simplicity Mortgage Consultants, Inc., an Indiana-based mortgage brokerage company with annual revenues of approximately $.9 million, and National Recovery Systems, Professional Adjustment of Ft. Myers, and Gulf Coast Collection Bureau, Inc., Florida-based collection agencies with annual revenues of approximately $1.0 million. The aggregate purchase price of the four transactions was $1.5 million and included $551,000 cash and the issuance of 55,380 shares of Mid Am, Inc. common stock. The results of operations include the results of the acquired entities from the date of their respective acquisition. These transactions have been accounted for as purchases.

     On December 12, 1996, the Company completed the sale of substantially all of its credit card business to a national credit card issuer. The Company received $24.4 million cash in connection with this sale and recognized a pre-tax gain of $4.6 million (after tax $3.0 million).

     On July 31, 1995, the Company completed its merger with MFI Investments Corp., an introducing broker-dealer. MFI shareholders received 345,983 shares of Mid Am, Inc. common stock (after adjustment for the 10% common stock dividend paid in 1996), of which 169,701 shares are held in escrow at December 31, 1996 pending resolution of litigation filed against MFI prior to the merger. Under the escrow agreement, 3,289 shares of Mid Am, Inc. stock were returned to the Company through 1996 for costs incurred in defending the action. Shares returned under the escrow agreement are treated as retired shares. Dividends declared and paid on the shares are not returned. The transaction was accounted for as a pooling-of-interests.

     On March 1, 1995, the Company completed its merger with ASB Bankcorp, Inc., parent company of $128 million asset Adrian State Bank. ASB Bankcorp, Inc. shareholders received 1,701,328 shares of Mid Am, Inc. common stock (after adjustment for the 10% common stock dividends paid in 1996 and 1995). The transaction was accounted for as a pooling-of-interests.

     Pending Sale of Branches

     On November 21, 1996, the Company reached a definitive agreement to sell seven of its southern Ohio branches, with deposits of approximately $100 million at December 31, 1996, to another financial institution. The transaction received regulatory approval on January 15, 1997. All loans originated through the branches will be retained. The Company expects to recognize a pre-tax gain of approximately $8.5 million. The ultimate gain will be dependent on the level of deposits on the date of closing and appraisals of branch property. The sale is expected to close in the first quarter of 1997.

NOTE 3. SECURITIES AVAILABLE FOR SALE

     The aggregate cost and carrying value at market of securities available for sale at December 31, 1996 and 1995 are as follows:

-----------------------------------------------------------------------------------------------------------
                                                                   Gross            Gross          Carrying
                   1996                                          Unrealized       Unrealized       Value at
          (Dollars in thousands)                    Cost           Gains            Losses          Market
-----------------------------------------------------------------------------------------------------------
U.S. Treasury securities...................       $ 56,758         $  192          $  (359)        $ 56,591
Securities of other U.S. Government
  agencies and corporations................         47,291             65             (591)          46,765
Obligations of states and political
  subdivisions.............................         44,445          1,310             (115)          45,640
Equity securities..........................         34,369            357             (385)          34,341
Mortgage-backed securities.................        251,486          1,265           (3,297)         249,454
                                                  --------         ------          -------         --------
Total......................................       $434,349         $3,189          $(4,747)        $432,791
                                                  ========         ======          =======         ========
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                   Gross            Gross          Carrying
                   1995                                          Unrealized       Unrealized       Value at
          (Dollars in thousands)                    Cost           Gains            Losses          Market
-----------------------------------------------------------------------------------------------------------
U.S. Treasury securities...................       $ 73,219         $  715          $  (142)        $ 73,792
Securities of other U.S. Government
  agencies and corporations................         67,415            571             (460)          67,526
Obligations of states and political
  subdivisions.............................         57,313          2,208             (525)          58,996
Equity securities..........................         31,397            299             (430)          31,266
Mortgage-backed securities.................        230,398          1,628           (1,609)         230,417
                                                  --------         ------          -------         --------
Total......................................       $459,742         $5,421          $(3,166)        $461,997
                                                  ========         ======          =======         ========
-----------------------------------------------------------------------------------------------------------

     Following the issuance of the Financial Accounting Standards Board's "Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" in November 1995, management assessed the held-to-maturity portfolio. As a result, investment and mortgage-backed securities with an amortized cost of $66,096,000 and $162,477,000, respectively, were transferred from held-to-maturity to securities available for sale in November 1995. The net unrealized gain (loss) of the investment and mortgage-backed securities transferred was $1,120,000 and $(1,553,000), respectively.

     The carrying value and market value of securities available for sale at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

------------------------------------------------------------------------------------------------
                                                                                  Carrying Value
(Dollars in thousands)                                               Cost           at Market
------------------------------------------------------------------------------------------------
Due in one year or less.....................................       $ 32,149          $ 32,086
Due after one year through five years.......................         89,891            89,940
Due after five years through ten years......................         25,795            26,070
Due after ten years.........................................         35,028            35,241
                                                                   --------          --------
                                                                    182,863           183,337
Mortgage-backed securities..................................        251,486           249,454
                                                                   --------          --------
                                                                   $434,349          $432,791
                                                                   ========          ========
------------------------------------------------------------------------------------------------

     Proceeds from sales of securities available for sale were $47,503,000, $27,771,000 and $91,398,000 for 1996, 1995 and 1994, respectively.

     Gains of $1,795,000, $429,000 and $1,343,000 and losses of $221,000,
$79,000 and $112,000 were realized on sales of available for sale securities in 1996, 1995 and 1994, respectively.

NOTE 4. LOANS AND ALLOWANCE FOR CREDIT LOSSES

     Loans outstanding are as follows:

----------------------------------------------------------------------------------------------
December 31,
(Dollars in thousands)                                                1996             1995
----------------------------------------------------------------------------------------------
Real estate loans
  Construction..............................................       $   72,416       $   63,086
  Residential mortgage......................................          524,704          580,004
  Non-residential mortgage..................................          418,781          305,710
Commercial, financial and agricultural loans................          379,268          357,290
Installment and credit card loans...........................          175,742          164,055
Other loans.................................................            5,384            6,335
                                                                   ----------       ----------
  Total.....................................................        1,576,295        1,476,480
Less:
  Unearned income...........................................              (14)             (22)
  Unamortized loan fees.....................................           (1,401)            (807)
  Allowance for credit losses...............................          (15,672)         (14,859)
                                                                   ----------       ----------
     Total net..............................................       $1,559,208       $1,460,792
                                                                   ==========       ==========
-----------------------------------------------------------------------------------------------

     Most of the Company's business activity is with customers located within the respective local business areas of its banks which encompasses Western Ohio and Southeastern Michigan. However, MACC retains a portion of the credit risk of loans and leases it sells through stipulated recourse provisions. MACC's loan and lease activities are with customers in medical related fields located within the continental United States. Substantially all loans and leases originated by MACC are sold in the secondary market. In connection with sales of the loans and leases, MACC retains limited servicing and limited recourse liability. The servicing is limited to responsibility to collect delinquent accounts based on information provided by the purchaser of the loans and leases. A liability is established at the time each loan or lease is sold based on the fair value of the servicing liability. In addition, MACC records a liability for the estimated recourse for credit losses which is limited to an aggregate of 10% of the purchase price of the loans and leases sold. The fair value of the servicing liability and the estimated recourse liability reduce the amount of gain or increase the loss of the loans and leases sold. MACC sold loans and leases for total proceeds of $28,466,000 in 1996. At December 31, 1996, the outstanding balance of loans and leases sold was $27,121,000. A portion of the purchase price is deferred and paid to MACC on a delayed basis. At December 31, 1996, MACC recorded a receivable of $825,000 for deferred sales proceeds. During 1996, MACC recorded provisions of $618,000 for ultimate recourse losses on loans sold, and through December 31, 1996 no charges against the liability have been made.

     The Company's retained loan portfolio is well diversified, consisting of commercial, residential, agri-business, consumer and small business loans. There are no significant concentrations in any one industry and the amounts related to highly leveraged transactions are not significant.

     The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained is based on management's evaluation of the customer. Collateral held relating to commercial, financial, agricultural and commercial mortgages varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

     Changes in the allowance for credit losses are as follows:

---------------------------------------------------------------------------------------------------
                 Year ended December 31,
                 (Dollars in thousands)                          1996          1995          1994
---------------------------------------------------------------------------------------------------
Balance at beginning of period...........................       $14,859       $14,722       $15,157
Additions (reductions):
  Provision for credit losses............................         4,537         3,002         1,224
  Charge-offs............................................        (5,498)       (4,379)       (3,406)
  Recoveries on loans charged off........................         1,774         1,478         1,747
  Transfer of other real estate owned allowance relating
     to in-substance foreclosure loans...................                          36
                                                                -------       -------       -------
Balance at end of period.................................       $15,672       $14,859       $14,722
                                                                =======       =======       =======
---------------------------------------------------------------------------------------------------

     Information relating to loans determined to be impaired is as follows:

--------------------------------------------------------------------------------------
           As of and for year ended December 31,
                   (Dollars in thousands)                           1996         1995
--------------------------------------------------------------------------------------
Investment in impaired loans................................       $7,241       $9,245
Amount of impaired loans with specific allowance............        5,915        7,868
Amount of impaired loans with no specific allowance.........        1,326        1,377
Average investment in impaired loans........................        8,447        9,939
Cash basis interest income recognized on impaired loans.....          532          686
--------------------------------------------------------------------------------------

     Other non-performing assets at December 31, 1996 and 1995 include other real estate owned of $1,143,000, and $763,000, respectively, which have been recorded at estimated fair value less estimated selling costs.

     In the normal course of business, the Company has made loans to certain directors, executive officers and their associates under terms consistent with the Company's general lending policies. Loan activity relating to these individuals for 1996 and 1995 is as follows:

-------------------------------------------------------------------------------------------------------------------
                                    Balances at            New                                            Balances
                                     Beginning        Originations/          Loan                          at End
   (Dollars in thousands)            of Period          Advances          Repayments         Other        of Period
-------------------------------------------------------------------------------------------------------------------
Year ended December 31,
  1996.......................         $19,375            $23,193            $17,055         $(3,746)       $21,767
                                      =======            =======            =======         =======        =======
Year ended December 31,
  1995.......................         $21,787            $11,558            $ 9,736         $(4,234)       $19,375
                                      =======            =======            =======         =======        =======
-------------------------------------------------------------------------------------------------------------------

NOTE 5. BANK PREMISES AND EQUIPMENT

     Bank premises and equipment consist of the following:

------------------------------------------------------------------------------------------
                        December 31,
                   (Dollars in thousands)                            1996           1995
------------------------------------------------------------------------------------------
Land and land improvements..................................       $  8,906       $  8,833
Buildings...................................................         43,247         42,614
Furniture and fixtures......................................         37,646         35,023
Leasehold improvements......................................          1,024            905
Construction-in-progress....................................          2,737            674
                                                                   --------       --------
                                                                     93,560         88,049
Less:
  Accumulated depreciation and amortization.................        (43,449)       (38,560)
                                                                   --------       --------
                                                                   $ 50,111       $ 49,489
                                                                   ========       ========
------------------------------------------------------------------------------------------

     Included in the above are buildings, land and land improvements which secure a capitalized lease with a cost of $5,720,000, less accumulated amortization and depreciation of $3,288,000 and $2,979,000 at December 31, 1996 and 1995, respectively. Substantially all of the property recorded under capital leases relates to transactions with Bancsites, Inc., a former subsidiary, which the Company continues to significantly influence through common shareholders and management. The capital lease premises represent thirteen branch bank facilities owned by Bancsites and leased to the Company under long-term lease agreements entered into in the normal course of business and under terms no more favorable than those prevailing in the marketplace. Lease payments to Bancsites, Inc. under capital leases amounted to $537,000 in 1996, $551,000 in 1995 and $561,000 in 1994. Rental payments for land are treated as operating lease expense. Rent expense amounted to $1,516,000 in 1996, $1,365,000 in 1995, and $1,394,000 in
1994.

     All of the future minimum payments under capital lease agreements at December 31, 1996 presented below relate to the Bancsites agreements, and substantially all future minimum lease payments under operating lease agreements are with unrelated parties:

---------------------------------------------------------------------------------------------------------
                                                                Bancsites       Bancsites         Other
                                                                 Capital        Operating       Operating
                 (Dollars in thousands)                          Leases          Leases          Leases
---------------------------------------------------------------------------------------------------------
1997.....................................................        $  492            $29           $  778
1998.....................................................           442             26              592
1999.....................................................           359                             509
2000.....................................................           366                             324
2001.....................................................           362                              66
Thereafter...............................................         1,635                           1,225
                                                                 ------            ---           ------
     Total minimum lease payments........................         3,656            $55           $3,494
                                                                                   ===           ======
Amounts representing interest............................          (842)
                                                                 ------
Present value of minimum lease payments..................        $2,814
                                                                 ======
---------------------------------------------------------------------------------------------------------

NOTE 6. DEPOSITS

     Included in other time deposits are certificates of deposit of $100,000 or more totalling $213,496,000 and $165,507,000 at December 31, 1996 and 1995,
respectively. Included in savings deposits are negotiable order of withdrawal
(NOW) accounts totalling approximately $202,061,000 and $198,333,000 at December 31, 1996 and

1995, respectively. The Company paid $81,347,000, $77,786,000 and $61,049,000 in interest on deposits and other borrowings in 1996, 1995 and 1994, respectively.

NOTE 7. FEDERAL HOME LOAN BANK BORROWINGS AND ADVANCES AND OTHER BORROWINGS

     All of the Company's banking subsidiaries are members of the Federal Home Loan Bank (FHLB) and have lines of credit with the FHLB which enables the Company, through its bank subsidiaries, to borrow up to $159,943,000 at December 31, 1996. Borrowings under the FHLB lines of credit are secured by FHLB stock totalling $11,153,000 and $9,663,000 at December 31, 1996 and 1995,
respectively, and by residential mortgages totalling 150% of outstanding borrowings. Aggregate borrowings outstanding under the available lines of credit were $39,403,000 and $45,183,000 at weighted average interest rates of 6.35% and 6.89% at December 31, 1996 and 1995, respectively.

     The contractual maturities of the FHLB outstanding borrowings for the five years subsequent to December 31, 1996 are: 1997, $8,707,000; 1988, $2,871,000;
1999, $3,045,000; 2000, $3,425,000; and 2001, $18,127,000.

     The Company entered into an agreement with an unrelated financial institution in October 1995 which enabled the Company to borrow up to $20,000,000 through December 28, 1996; however, the Company did not borrow against the credit facility. On December 31, 1996, the Company entered into an agreement with a different financial institution which enables the Company to borrow up to $20,000,000 through December 31, 1997. Interest on advances taken on the facility is accrued at either the financial institution's prime rate, a formula based on the London Interbank Offering Rate, or a formula based on the Federal Funds Rate. The Company may elect the interest rate method to be applied to amounts outstanding in $100,000 increments. The agreement provides for an annual fee of .1875% on the average unused portion of the credit facility. The agreement also contains covenants which require the Company, among other things, to maintain minimum tangible net worth, as defined, of $165,000,000, maintain specified minimum capital ratios, and not permit non-performing assets to total loans and non-performing assets to total capital ratios to exceed specified maximums. Subsequent to December 31, 1996, the Company borrowed $10 million against the credit facility.

NOTE 8. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following presents the estimated fair value of the Company's financial instruments at December 31, 1996 and 1995:

--------------------------------------------------------------------------------------------------------
                                                      1996                              1995
--------------------------------------------------------------------------------------------------------
                                            Carrying           Fair           Carrying           Fair
(Dollars in thousands)                       Amount           Value            Amount           Value
--------------------------------------------------------------------------------------------------------
Assets
  Cash and due from banks,
     interest-bearing deposits and
     federal funds sold.............       $   91,764       $   91,764       $  178,530       $  178,530
  Securities available for sale.....          432,791          432,791          461,997          461,997
  Loans held for sale and loans.....        1,582,807                         1,488,293
  Less: allowance for credit
     losses.........................          (15,672)                          (14,859)
                                           ----------                        ----------
     Loans held for sale and loans,
       net..........................        1,567,135        1,528,930        1,473,434        1,440,882
Liabilities
  Deposits..........................        1,832,909        1,837,381        1,860,142        1,868,834
  Federal funds purchased and
     securities sold under
     agreements to repurchase.......           92,805           92,805           87,548           87,548
  Debt..............................           39,433           38,891           45,243           45,334
Off-balance-sheet commitments:
  Commitments to extend credit
     ($418,330 and $421,673 at
     December 31, 1996 and 1995,
     respectively)..................                           416,953                           420,983
--------------------------------------------------------------------------------------------------------

     Basis of Fair Value Determination:

     The table above has presented fair value disclosures in accordance with SFAS 107 "Disclosure about Fair Value of Financial Instruments" whether or not the financial instruments are recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. These techniques are materially affected by the assumptions used (estimates of future cash flows and discount rates, among others). Because of the judgment and subjective considerations required in determining appropriate and reasonable assumptions, the derived fair value estimates cannot be substantiated by comparison to independent markets. Further, the amounts which could be realized in immediate settlement of the instrument could vary significantly from the fair value estimate depending upon bulk versus individual settlements or sales as well as other factors. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate net fair value amounts presented do not represent the underlying value of the Company.

     Cash and due from banks, interest-bearing deposits in other banks and federal funds sold -- Due to the frequency of repricing of these items, the fair value is assumed to equal the carrying amount.

     Securities available for sale, investment securities and mortgage-backed investment securities -- The fair value of securities is based on quoted market prices or dealer quotes. For purposes of determining the fair market value of Federal Reserve Bank and Federal Home Loan Bank stock, for which quoted market prices are not available, the carrying amount of the stock has been considered the fair value.

     Loans held for sale and loans -- For certain categories of loans (including loans held for sale), such as residential mortgages and certain guaranteed loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of commercial and other types of loans is estimated by discounting the expected future cash flows based on current rates being offered, the credit risk involved and the time to maturity. Due to the frequency of repricing of credit card receivables, the fair value is assumed to equal the carrying amount.

     Deposits -- The fair value of demand deposits, savings accounts and NOW accounts is assumed to be the carrying amount. The fair value of certificate of deposit accounts is estimated using the rates currently offered for deposits of similar remaining maturities.

     Federal funds purchased and securities sold under agreements to repurchase -- Due to the frequency of repricing of these items, the fair market value is assumed to equal the carrying amount.

     Debt and capitalized lease obligations -- The fair value of debt is estimated based on the rates currently available to the Company for debt with similar terms and maturities. The capital lease obligations are not included in the fair value disclosures.

     Commitments to extend credit -- For commitments to extend credit, the fair value is estimated based on the discounted future cash flows based on current market interest rates, assuming that the entire commitment will be drawn upon.

NOTE 9. FEDERAL INCOME TAXES

     The deferred tax assets/liabilities consist of the following:

---------------------------------------------------------------------------------------
December 31,
(Dollars in thousands)                                              1996         1995
---------------------------------------------------------------------------------------
Gross deferred tax assets:
  Loan loss reserve.........................................       $2,753       $ 2,493
  Unrealized losses on securities available for sale........          576
  Deferred compensation.....................................        1,007         1,008
  Deferred loan fees........................................          463           281
  Deferred interest.........................................          175           219
  Other.....................................................          573           300
                                                                   ------       -------
                                                                    5,547         4,301
                                                                   ------       -------
Gross deferred tax liabilities:
  Bank premises and equipment...............................        1,882         1,888
  Unrealized gains on securities available for sale.........                        789
  Federal Home Loan Bank dividends..........................        1,312         1,063
  Mortgage servicing rights.................................        1,270           515
  Prepaid deposit interest..................................          337         1,136
  Prepaid FDIC premium......................................           88           240
  Prepaid expenses..........................................          443           799
  Loan and deposit purchase accounting adjustments -- net...          227           312
  Other.....................................................          218           253
                                                                   ------       -------
                                                                    5,777         6,995
                                                                   ------       -------
Net deferred tax liability at end of year...................       $ (230)      $(2,694)
                                                                   ======       =======
---------------------------------------------------------------------------------------

     At December 31, 1996 and 1995 there were no valuation reserves recorded against the deferred tax assets as realization of the entire deferred tax asset was considered more likely than not.

     The following schedule reconciles the statutory federal income tax rate to the Company's effective tax rate:

-------------------------------------------------------------------------------------------------
Year ended December 31,                                            1996       1995       1994
-------------------------------------------------------------------------------------------------
Statutory federal income tax rate...........................       35.0%      35.0%      35.0%
Effect of interest income which is not subject to
  taxation..................................................       (2.8)      (3.5)      (4.1)
Nondeductible interest expense..............................        0.4        0.4        0.4
Other items, net............................................       (0.2)       0.2       (0.2)
                                                                   ----       ----       ----
                                                                   32.4%      32.1%      31.1%
                                                                   ====       ====       ====
-------------------------------------------------------------------------------------------------

NOTE 10. OTHER NON-INTEREST INCOME AND OTHER NON-INTEREST EXPENSE

     Other non-interest income and other non-interest expense consist of the following:

----------------------------------------------------------------------------------------------------
                 Year ended December 31,
                  (Dollars in thousands)                          1996          1995          1994
----------------------------------------------------------------------------------------------------
Other non-interest income:
  Gain from sale of credit card accounts..................       $ 4,568
  Gain from sale of other loans...........................         3,367       $   352       $    43
  Credit card fees........................................         1,961         1,696         1,274
  International department fees...........................         1,009           762           628
  Banclub fees............................................           993           904           779
  ATM card fees...........................................           877           504           411
  Credit life insurance...................................           470           551           702
  Other...................................................         2,431         2,175         2,739
                                                                 -------       -------       -------
                                                                 $15,676       $ 6,944       $ 6,576
                                                                 =======       =======       =======
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                 Year ended December 31,
                  (Dollars in thousands)                          1996          1995          1994
----------------------------------------------------------------------------------------------------
Other non-interest expense:
  Brokerage commissions...................................       $ 5,604       $ 6,608       $ 4,983
  FDIC expense............................................         4,667         2,754         3,868
  Marketing...............................................         2,301         2,247         1,976
  Franchise taxes.........................................         2,501         2,473         2,490
  Telephone...............................................         2,157         1,884         1,939
  Printing and supplies...................................         2,229         1,868         1,919
  Legal and other professional fees.......................         2,237         1,915         2,081
  Credit card processing costs............................         1,761         1,431         1,006
  Amortization of intangible assets.......................         1,579         1,600         1,579
  Postage.................................................         1,626         1,442         1,460
  Other...................................................         8,984         7,022         7,220
                                                                 -------       -------       -------
                                                                 $35,646       $31,244       $30,521
                                                                 =======       =======       =======
----------------------------------------------------------------------------------------------------

     The FDIC expense for the year ended December 31, 1996 includes $3,563,000 of a special Savings Association Insurance Fund (SAIF) assessment on deposits of the Company's subsidiaries which were acquired from thrifts.

NOTE 11. RETIREMENT PLANS

     The Company and its subsidiaries provide retirement benefits for substantially all of their employees under several retirement plans. The Company does not provide post-retirement benefits other than through its retirement plans and does not provide post-employment benefits.

     The Company has an Employee Stock Ownership and Savings Plan for the benefit of all eligible employees. Employees may contribute to the plan upon employment; Company matching provisions commence after the employees have completed twelve months of service with the Company. The plan provides for annual contributions by the Company based upon income (as defined by the plan) after providing for a specified return on shareholders' equity, and under the 401(k) portion of the Plan employees may contribute a percentage of their eligible compensation with a company-match of such contributions up to a maximum match of three percent. The Company also sponsors an Employee Stock Ownership Pension Plan which provides for an annual contribution by the Company equal to six percent of eligible employees' annual compensation.

     The Company has a supplemental employee retirement plan. This plan replaces retirement benefits eliminated under the Company's qualified retirement plans because of eligible compensation limitations under current tax law. The Company contributes authorized shares of its common stock to a trust established to hold the shares on behalf of participating employees. The Company's contribution under the plan is determined by multiplying the excess of employees' compensation over the established limitation by the contribution level established by the Board of Directors for the Company's qualified plans (12%, 9% and 9% in 1996, 1995 and 1994, respectively). At December 31, 1996, the liability recorded for the participants in the plan was not material. The funding of shares occurs in January of the succeeding year.

     Expenses relating to these plans amounted to $2,762,000, $2,017,000 and $2,330,000 in 1996, 1995 and 1994, respectively.

NOTE 12. STOCK OPTIONS

     In 1992, the Board of Directors of the Company approved an Incentive Stock Option Plan which covers certain key employees and all Directors of the Company and its subsidiary companies. In 1994, the Plan was amended to include additional employees and to allow certain individuals, including Directors, the ability to elect to receive options, determined under a formula, in lieu of a portion of their salary or director fees, as applicable. Under the terms of the plan, the maximum number of option shares which can be granted is limited to 7% of the Company's issued and outstanding common shares. Options granted under the plan expire 10 years after the date of grant and are issued at an option price that is not less than the market price of the Company's stock on the date of grant. Options granted to Directors are immediately exercisable. Options granted to officers and other key employees are exercisable in annual 20% increments, except for options received in lieu of salary, which are immediately exercisable.

     Compensation cost determined using the fair value method consistent with the methodology prescribed by SFAS 123 for the Company's stock option plan would have the following pro forma effect on net income and earnings per share:

-------------------------------------------------------------------------------
(Dollars in thousands, except per share data)                  1996      1995
-------------------------------------------------------------------------------
Net income, as reported.....................................  $25,992   $24,967
Net income, pro forma.......................................   25,810    24,572
Earnings per share, as reported.............................     1.12      1.05
Earnings per share, pro forma...............................     1.12      1.03
Fully diluted earnings per share, as reported...............     1.07      1.01
Fully diluted earnings per share, pro forma.................     1.06      0.99
-------------------------------------------------------------------------------

     The weighted average fair value of the options granted in 1996 and 1995 was estimated at $370,000 and $645,000 on the date of grant. The weighted average assumptions utilized to determine the estimated fair value were:

-----------------------------------------------------------------------------------
                                                                   1996       1995
-----------------------------------------------------------------------------------
Dividend yield..............................................       4.00%      4.00%
Volatility..................................................       0.24       0.21
Risk-free interest rate.....................................       6.05       5.85
Expected life...............................................       6.34       5.49
----------------------------------------------------------------------------------

      The following table presents a summary of activity with respect to the Company's stock option plan:

----------------------------------------------------------------------------------------------------
                                                                                    Weighted Average
                                                                     Shares          Exercise Price
                                                                   Under Plan          of Shares
----------------------------------------------------------------------------------------------------
Balance at December 31, 1993................................         255,987             $10.07
  Granted...................................................         653,004              11.73
  Exercised.................................................          (3,207)              9.02
  Forfeited.................................................         (14,275)
                                                                   ---------
Balance at December 31, 1994................................         891,509              11.27
  Granted...................................................         427,910              13.52
  Exercised.................................................         (89,974)              8.81
  Forfeited.................................................         (16,178)
                                                                   ---------
Balance at December 31, 1995................................       1,213,267              12.25
  Granted...................................................         149,842              17.86
  Exercised.................................................         (39,517)             10.43
  Forfeited.................................................         (11,814)
                                                                   ---------
Balance at December 31, 1996................................       1,311,778              12.95
                                                                   =========
----------------------------------------------------------------------------------------------------

     Shares exercisable at December 31, 1996, 1995 and 1994 were 1,057,326, 1,005,799, and 529,478, respectively. Shares authorized under the plan at December 31, 1996, 1995 and 1994 were 1,462,000, 1,501,000 and 1,468,000, respectively.

     The following table summarizes information concerning outstanding and exercisable options:

-----------------------------------------------------------------------------------------------------------------------
                                           Weighted Average                        Weighted Average
                              Number          Remaining        Weighted Average         Number         Weighted Average
Range of Exercise Prices    Outstanding    Contractual Life     Exercise Price       Exercisable        Exercise Price
-----------------------------------------------------------------------------------------------------------------------
$ 4 - $ 8...............         7,848         82 months              $6.55               7,848              $6.55
  8 -  12...............       527,259         87 months              10.84             455,707              10.84
 12 -  15...............       626,829        102 months              13.60             544,332              13.41
 15 -  19...............       149,842        119 months              17.86              49,439              17.84
                             ---------                                                ---------
                             1,311,778                                                1,057,326
                             =========                                                =========
-----------------------------------------------------------------------------------------------------------------------

NOTE 13. COMMITMENTS AND CONTINGENCIES

     One of the Company's non-bank subsidiaries is a co-defendant in several actions filed by customers of a money manager not affiliated with the subsidiary who directed business to that subsidiary. These suits were filed prior to the subsidiary's merger with the Company. The suits seek recovery of losses of approximately $2,700,000 plus punitive damages, attorneys' fees and costs of litigation. The litigation in the matters has been stayed and the parties have entered into arbitration. The Company denies liability to the plaintiffs in each of the actions and is vigorously contesting the claims. Discovery has been partially completed in these actions, and arbitration proceedings have commenced. However, due to the complexity of the issues management and the Company's legal counsel have been unable to form an opinion as to the likely outcome of the arbitration; accordingly, no provision for any liability that may result from the resolution of these matters has been recorded. In the event of an unfavorable outcome, the effect on the Company's results of operations could be material. In connection with this action 169,701 of Mid Am, Inc. common shares (after adjustment for 10% common stock dividend paid in 1996) are being held in escrow pending resolution of the arbitration. Such shares will be returned to the Company for any liability which may result from or for costs incurred in defending the action. See Note 2 "Mergers, Acquisitions, and Divestitures".

     There are also various other lawsuits and claims pending against the Company, which arise in the normal course of business. In the opinion of management, any liabilities that may result from these lawsuits and claims will not materially affect the financial position or results of operations of the Company.

NOTE 14. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers located primarily within the local business area. These instruments include commitments to extend credit, standby letters of credit and international commercial letters of credit.

     The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Financial instruments whose contract amounts represent credit risk are presented below:

------------------------------------------------------------------------------------------
December 31,
(Dollars in thousands)                                               1996           1995
------------------------------------------------------------------------------------------
Commitments to extend credit................................       $418,330       $421,673
Standby letters of credit...................................         42,916         26,920
Letters of credit...........................................          5,026          1,609
------------------------------------------------------------------------------------------

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates ranging from one to five years, variable interest rates tied to the prime rate and Treasury bill rates and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including bond financing and similar transactions. The expiration date of substantially all standby letters of credit extend for a period ranging from thirty days to eighteen years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds marketable securities, certificates of deposits, real estate, inventory and equipment as collateral supporting those commitments for which collateral is deemed necessary.

     Letters of credit are instruments used to facilitate trade, most commonly international trade, by substituting the Company's credit for that of a commercial importing company. The terms are generally one to three months. The letters of credit are primarily unsecured.

NOTE 15. MORTGAGE BANKING ACTIVITIES

     The Company conducts mortgage banking operations through its banking subsidiaries. The primary activity relates to the origination and sale of fixed and variable rate residential mortgages in the secondary market. The Company usually retains the servicing of the loans it sells. Loans are primarily originated in the Western Ohio and Southeastern Michigan market areas; however, the Company also has employees and agents in Kentucky, Indiana, and Colorado who also originate loans for sale in the secondary market.

     The following table summarizes information relating to the Company's mortgage banking activity:

----------------------------------------------------------------------------------------
                        December 31,
                   (Dollars in thousands)                          1996          1995
----------------------------------------------------------------------------------------
Amounts held in agency accounts.............................    $    7,241    $    7,463
Amounts held in escrow accounts.............................         7,170         6,925
Mortgage banking receivables for advanced funds.............           497           256
Unpaid mortgage loan principle for loans serviced for
  investors.................................................     1,447,428     1,286,590
Unpaid mortgage loan principle for loans serviced for
  affiliated investors......................................         2,747         3,673
Excess servicing asset......................................            --            70
Mortgage servicing rights, net of accumulated
  amortization..............................................         3,704         1,544
Allowance for impairment of capitalized mortgage servicing
  rights....................................................            76            63
----------------------------------------------------------------------------------------

     In 1996, 1995 and 1994, the Company sold certain servicing rights on mortgages which had an outstanding principal balance of $41,038,000, $31,471,000 and $17,664,000, respectively, and realized gains of $351,000, $245,000 and $175,000, respectively. At December 31, 1996 the Company had firm commitments for the sale of approximately $8,133,000 of loans held for sale. No provision for loss on the carrying amount on loans held for sale is considered necessary at December 31, 1996.

NOTE 16. REGULATORY MATTERS

     Capital Maintenance Requirements

     The Company and its bank subsidiaries must observe capital guidelines established by Federal and state regulatory authorities. Failure to meet specified minimum capital requirements can result in certain mandatory actions by the Company's and banks' primary regulators that could have a material effect on the Company's financial condition or results of operations. Under capital adequacy guidelines, the Company and its bank subsidiaries must meet specific quantitative measures of their assets, liabilities and certain off balance sheet items as determined under regulatory accounting practices. The Company's and banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Management believes, as of December 31, 1996, that the Company and its banks meet all capital adequacy requirements to which they are subject.

     As of December 31, 1996, the Company and its banks have been notified by their respective regulators that, based on the most recent regulatory examinations, each is regarded as well capitalized under the regulatory framework for prompt corrective action. Such determinations have been made evaluating the Company and its banks under Tier I, total capital, and leverage ratios. There are no conditions or events since these notifications that management believes have changed any of the Company's or banks' well capitalized categorizations.

     The Company's and its banks' capital ratios are presented in the following table:

------------------------------------------------------------------------------------------------------------
                                                               Under Prompt Corrective Action Provisions
                                                               -----------------------------------------
                                                             Well Capitalized        Adequately Capitalized
                                                             ----------------------------------------------
                                          Actual            Minimum     Minimum       Minimum       Minimum
                                      ---------------------------------------------------------------------
                                      Amount     Ratio       Amount      Ratio         Amount        Ratio
------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1996:
Total Capital to Risk-Weighted
  Assets
  Mid Am, Inc....................    $199,712    11.87%     $168,179     10.00%        $134,543       8.00%
  Mid Am Bank....................      72,029    10.30        69,928     10.00           55,942       8.00
  First National.................      41,884    10.39        40,296     10.00           32,237       8.00
  AmeriCom.......................      30,629    12.27        24,956     10.00           19,964       8.00
  AmeriFirst.....................      20,279    11.04        18,371     10.00           14,697       8.00
  Adrian.........................      10,253    10.15        10,098     10.00            8,078       8.00
Tier I Capital to Risk-Weighted
  Assets
  Mid Am, Inc....................     183,422    10.91       100,907      6.00           67,271       4.00
  Mid Am Bank....................      64,437     9.21        41,957      6.00           27,971       4.00
  First National.................      39,962     9.92        24,177      6.00           16,118       4.00
  AmeriCom.......................      27,875    11.17        14,973      6.00            9,982       4.00
  AmeriFirst.....................      18,184     9.90        11,023      6.00            7,349       4.00
  Adrian.........................       8,991     8.90         6,059      6.00            4,039       4.00
Tier I Capital to Average Assets
  Mid Am, Inc....................     183,422     8.44       108,634      5.00           86,907       4.00
  Mid Am Bank....................      64,437     7.61        42,336      5.00           33,869       4.00
  First National.................      39,962     7.69        25,990      5.00           20,792       4.00
  AmeriCom.......................      27,875     7.28        19,155      5.00           15,324       4.00
  AmeriFirst.....................      18,184     6.86        13,256      5.00           10,604       4.00
  Adrian.........................       8,991     6.32         7,111      5.00            5,689       4.00
AS OF DECEMBER 31, 1995:
Total Capital to Risk-Weighted
  Assets
  Mid Am, Inc....................    $196,122    12.73%     $154,100     10.00%        $123,280       8.00%
  Mid Am Bank....................      64,427    10.16        63,389     10.00           50,711       8.00
  First National.................      37,934    10.30        36,845     10.00           29,476       8.00
  AmeriCom.......................      29,925    12.45        24,041     10.00           19,233       8.00
  AmeriFirst.....................      22,250    10.95        20,314     10.00           16,251       8.00
  Adrian.........................       9,971    11.65         8,563     10.00            6,850       8.00
Tier I Capital to Risk-Weighted
  Assets
  Mid Am, Inc....................     181,263    11.76        92,460      6.00           61,640       4.00
  Mid Am Bank....................      56,772     8.96        38,033      6.00           25,356       4.00
  First National.................      36,385     9.88        22,107      6.00           14,738       4.00
  AmeriCom.......................      27,479    11.43        14,425      6.00            9,616       4.00
  AmeriFirst.....................      20,241     9.96        12,188      6.00            8,126       4.00
  Adrian.........................       8,901    10.40         5,138      6.00            3,425       4.00
Tier I Capital to Average Assets
  Mid Am, Inc....................     181,263     8.37       108,271      5.00           86,617       4.00
  Mid Am Bank....................      56,772     6.93        40,956      5.00           32,765       4.00
  First National.................      36,385     7.12        25,563      5.00           20,450       4.00
  AmeriCom.......................      27,479     6.90        19,919      5.00           15,935       4.00
  AmeriFirst.....................      20,241     6.90        14,671      5.00           11,737       4.00
  Adrian.........................       8,901     6.57         6,777      5.00            5,421       4.00
------------------------------------------------------------------------------------------------------------

     Restrictions on Subsidiary Dividends

     Dividends paid by the Company are mainly provided by dividends from its subsidiaries. However, certain restrictions exist regarding the ability of its banking subsidiaries to transfer funds to the Company in the form of cash dividends, loans or advances. For national banks, the approval of the Office of the Comptroller of the Currency is required in order to pay dividends in excess of the subsidiaries' earnings retained for the current year plus retained net profits since January 1, 1994. As of December 31, 1996, $13,538,000 was available for distribution to the Company as dividends without prior regulatory approval.

NOTE 17. CONDENSED PARENT COMPANY FINANCIAL INFORMATION

     A summary of condensed financial information of the parent company is as follows:

Statement of Condition

------------------------------------------------------------------------------------------
December 31,
(Dollars in thousands)                                               1996           1995
------------------------------------------------------------------------------------------
Assets:
Cash and due from banks.....................................       $  1,848       $ 14,996
Securities available for sale...............................            684            441
Investment in bank subsidiaries.............................        167,610        161,305
Investment in non-bank subsidiaries.........................         19,463         17,728
Bank premises and equipment.................................          3,321            975
Other assets................................................          3,821          2,229
                                                                   --------       --------
  Total assets..............................................       $196,747       $197,674
                                                                   ========       ========
Liabilities and Shareholders' Equity:
Other liabilities...........................................       $  3,543       $  2,836
Shareholders' equity
  Preferred stock...........................................         30,093         35,569
  Common stock..............................................         69,625         64,975
  Surplus...................................................         89,299         91,723
  Retained earnings.........................................          6,034          9,529
  Treasury stock............................................           (834)        (8,424)
  Unrealized (losses) gains on securities available for
     sale...................................................         (1,013)         1,466
                                                                   --------       --------
  Total liabilities and shareholders' equity................       $196,747       $197,674
                                                                   ========       ========
------------------------------------------------------------------------------------------

Statement of Earnings

---------------------------------------------------------------------------------------------------
Year Ended December 31,
(Dollars in thousands)                                           1996          1995          1994
---------------------------------------------------------------------------------------------------
Income:
Interest income..........................................       $   202       $   104       $   595
Dividends from bank subsidiaries.........................        18,500        38,021        20,854
Dividends from non-bank subsidiaries.....................                                     2,419
Management fees..........................................         7,190         5,996         4,226
Other income.............................................            49           351           236
                                                                -------       -------       -------
                                                                 25,941        44,472        28,330
                                                                -------       -------       -------
Expenses:
Interest expense.........................................            14
Salaries and employee benefits...........................         5,854         4,648         3,064
Net occupancy expense....................................           172           195           165
Equipment expense........................................           511           415           304
Other expenses...........................................         2,276         2,162         2,453
                                                                -------       -------       -------
                                                                  8,827         7,420         5,986
                                                                -------       -------       -------
  Income before equity in undistributed net income of
     subsidiaries........................................        17,114        37,052        22,344
Equity in undistributed net income of bank
  subsidiaries...........................................         8,994       (12,308)        3,167
Equity in undistributed net income of non-bank
  subsidiaries...........................................          (116)          223        (2,258)
                                                                -------       -------       -------
  Net income.............................................       $25,992       $24,967       $23,253
                                                                -------       -------       -------
  Net income available to common shareholders............       $23,585       $22,216       $20,336
                                                                =======       =======       =======
-------------------------------------------------------------------------------------------------------

Statement of Cash Flows

--------------------------------------------------------------------------------------------------------
Year Ended December 31,
(Dollars in thousands)                                          1996           1995             1994
--------------------------------------------------------------------------------------------------------
Operating Activities
Net income.............................................       $ 25,992       $ 24,967       $ 23,253
Adjustments to reconcile net income to net cash
  provided by operating activities:
Equity in undistributed net income of bank
  subsidiaries.........................................         (8,994)        12,308         (3,167)
Equity in undistributed net income of non-bank
  subsidiaries.........................................            116           (223)         2,258
Provision for depreciation and amortization of
  assets...............................................            213            155            120
Net gains on sales of assets...........................             (8)             1             (6)
Increase in other assets...............................         (1,627)          (213)          (157)
Increase (decrease) in other liabilities...............            707          1,327           (255)
                                                              --------       --------       --------
  NET CASH PROVIDED BY OPERATING ACTIVITIES............         16,399         38,322         22,046
                                                              --------       --------       --------
Investing Activities
Capital contributions to bank subsidiaries.............                                      (13,446)
Capital contributions to non-bank subsidiaries.........         (1,707)        (1,896)        (3,054)
Proceeds from maturities and paydowns of securities
  available for sale...................................                                        8,351
Purchases of securities available for sale.............           (142)           (64)        (1,687)
Proceeds from sales of bank premises and equipment.....             30             50             30
Purchases of bank premises and equipment...............         (2,581)          (732)          (143)
                                                              --------       --------       --------
  NET CASH USED FOR INVESTING ACTIVITIES...............         (4,400)        (2,642)        (9,949)
                                                              --------       --------       --------
Financing Activities
Cash dividends paid....................................        (14,851)       (14,862)       (13,638)
Proceeds from issuance of common stock.................            412            793          1,893
Treasury stock acquisitions, fractional shares and
  other items..........................................        (10,708)        (8,964)          (651)
                                                              --------       --------       --------
  NET CASH USED FOR FINANCING ACTIVITIES...............        (25,147)       (23,033)       (12,396)
                                                              --------       --------       --------
  Net (decrease) increase in cash......................        (13,148)        12,647           (299)
Cash at the beginning of the year......................         14,996          2,349          2,648
                                                              --------       --------       --------
  Cash at the end of the year..........................       $  1,848       $ 14,996       $  2,349
                                                              ========       ========       ========
Supplemental Schedule of Noncash Investing and
  Financing Activities:
  Treasury shares issued in merger.....................                                     $    635
                                                                                            ========
  Unrealized gains (losses) on securities available for
     sale..............................................       $    101       $     46       $    (64)
Adjustment to deferred tax asset.......................             35             16            (22)
                                                              --------       --------       --------
     Adjustment to shareholders' equity................       $     66       $     30       $    (42)
                                                              ========       ========       ========
Affiliates unrealized (losses) gains on securities
  available for sale...................................       $ (2,545)      $  7,622       $ (8,988)
                                                              ========       ========       ========
----------------------------------------------------------------------------------------------------

             MID AM, INC. NINE YEAR PERFORMANCE SUMMARY (UNAUDITED)

---------------------------------------------------------------------------------------------------------------
                                       Yearly Average Balances                    Year End Balances
(Dollars in thousands,            ----------------------------------   ----------------------------------------
except per share and                Total       Common     Earning      Loans &                      Total
ratio data)              Year       Assets      Equity      Assets       Leases      Deposits        Assets
---------------------------------------------------------------------------------------------------------------
Balance Sheet              1996   $2,162,122   $157,084   $2,013,106   $1,574,880   $1,832,909   $2,180,974
                           1995    2,138,638    153,112    1,995,004    1,475,651    1,860,142    2,204,751
                           1994    2,038,637    146,473    1,897,079    1,433,289    1,736,492    2,078,789
                           1993    2,001,335    132,822    1,867,140    1,265,945    1,769,083    2,067,371
                           1992    1,623,070    108,546    1,521,663    1,200,512    1,630,141    1,871,849
                           1991    1,532,940    101,190    1,440,082    1,028,854    1,447,192    1,573,067
                           1990    1,286,919     86,140    1,214,041    1,022,765    1,369,486    1,496,026
                           1989    1,151,287     71,357    1,081,509      840,407    1,096,868    1,207,602
                           1988    1,086,073     62,450    1,017,116      797,502    1,018,526    1,127,675
---------------------------------------------------------------------------------------------------------------
Annual Growth           1996/95         1.10%      2.59%        0.91%        6.72%       (1.46)%      (1.08)%
---------------------------------------------------------------------------------------------------------------
Average Growth          1996/88         9.24%     12.44%        9.16%        9.09%        7.90%        8.89%
---------------------------------------------------------------------------------------------------------------

                                     Net Income
                                  -----------------     Cash      Book    Stock      Total Market
                         Year     Pooled   Historic   Dividends   Value   Price      Equity $(000)
----------------------------------------------------------------------------------------------------
Data per                   1996   $1.12     $1.12       $0.60     $7.83   $17.13     $356,903
Common Share               1995    1.05      1.16        0.57      7.64    14.92      311,233
                           1994    0.97      1.28        0.54      6.92    12.29      232,631
                           1993    1.05      1.39        0.49      7.05    11.27      197,212
                           1992    0.94      1.30        0.45      6.63     9.77      166,126
                           1991    0.40      0.50        0.44      5.83     8.88      137,674
                           1990    0.67      1.01        0.43      5.47     7.29      103,111
                           1989    0.73      0.98        0.40      4.57     9.21      104,668
                           1988    0.77      0.82        0.35      4.43     6.68       75,909
----------------------------------------------------------------------------------------------------
Annual Growth           1996/95    6.67%                 5.26%     2.49%   14.79%       14.67%
----------------------------------------------------------------------------------------------------
Average Growth          1996/88   12.49%                 7.21%     7.58%   13.68%       21.97%
----------------------------------------------------------------------------------------------------

                                   Average     Common
                                   Shares      Shares                                                 Year-End
                                 Outstanding   Traded      Common        Stock     Cash Dividend   Price/Earnings
                          Year      (000)      (000)    Shareholders   Dividends   Payout Ratio        Ratio
-----------------------------------------------------------------------------------------------------------------
Common Stock Data         1996     20,986      4,189       8,244          10%          52.76%          15.22%
(as originally reported)  1995     19,205      4,377       8,208          10           54.51           14.36
                          1994     15,623      3,500       7,899          10           52.23           11.62
                          1993     12,976      3,097       6,360                       41.21            9.80
                          1992      9,968      1,903       5,543          10           39.92            9.70
                          1991      9,801      1,580       4,339                       88.89           20.38
                          1990      8,745      1,491       4,379          10           46.76            8.51
                          1989      6,710        604       3,701          10           42.14           11.14
                          1988      5,533        264       3,301           5           36.12            9.77
-----------------------------------------------------------------------------------------------------------------

             MID AM, INC. NINE YEAR PERFORMANCE SUMMARY (UNAUDITED)

-----------------------------------------------------------------------------------------------
(Dollars in thousands,
except per share                   Total     Net Interest    Other     Other       Net
and ratio data)          Year     Revenue     Income (1)    Income    Expenses   Income
-----------------------------------------------------------------------------------------------
Income and Expense         1996   $214,484      $86,885     $49,501   $91,419    $25,992
                           1995    198,498       84,478      35,955    78,416     24,967
                           1994    173,125       83,150      32,554    78,579     23,253
                           1993    173,389       80,321      34,002    72,962     24,681
                           1992    149,737       67,453      20,002    56,151     19,209
                           1991    156,856       59,387      15,566    48,790      7,446
                           1990    140,158       53,014      10,923    41,995     10,371
                           1989    126,140       47,368      10,875    37,128     10,343
                           1988    111,471       42,126      11,048    33,480     10,380
-----------------------------------------------------------------------------------------------
Annual Growth           1996/95       8.05%        2.85%      37.67%    16.58%      4.11%
-----------------------------------------------------------------------------------------------
Average Growth          1996/88       8.75%        9.63%      22.97%    13.66%     20.48%
-----------------------------------------------------------------------------------------------

                                                                                             FTE (4)
                                                               Other Income                 Employees       Net Income
                                 Return on      Net Interest     to Other     Overhead    Per $ Millions   Per FTE (4)
                      Year     Average Assets    Margin (2)      Expenses     Ratio (3)     of Assets       Employees
-----------------------------------------------------------------------------------------------------------------------
Operating Ratios        1996        1.20%           4.32%         54.15%        67.03%         0.57            $21
                        1995
                                    1.17            4.23          45.85         65.11          0.53             21
                        1994
                                    1.14            4.38          41.43         67.91          0.53             21
                        1993
                                    1.23            4.30          46.60         63.82          0.60             20
                        1992
                                    1.18            4.43          35.62         64.21          0.56             18
                        1991
                                    0.49            4.12          31.90         65.09          0.54              9
                        1990
                                    0.81            4.37          26.01         65.68          0.51             14
                        1989
                                    0.90            4.38          29.29         63.75          0.59             15
                        1988
                                    0.96            4.14          33.00         62.96          0.59             15
-----------------------------------------------------------------------------------------------------------------------
Average              1996/88        1.01%           4.30%         38.21%        65.06%         0.56             17
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                               Average
                                Return on       Common       Market Value
                                 Common       Equity to           to          Total Return
                       Year      Equity     Average Assets    Book Value    to Investors (5)
--------------------------------------------------------------------------------------------
Equity Ratios            1996     15.01%         7.27%          218.71%           18.76%
                         1995     14.51          7.16           195.26            26.50
                         1994     13.88          7.18           177.66            13.94
                         1993     16.39          6.64           159.75            20.51
                         1992     16.22          6.69           147.38            15.52
                         1991      7.36          6.60           152.37            28.72
                         1990     12.04          6.69           133.28          (16.38)
                         1989     14.49          6.20           201.57            45.15
                         1988     16.62          5.75           150.87            12.08
--------------------------------------------------------------------------------------------
Average               1996/88     14.06%         6.69%          170.76%           17.88%
--------------------------------------------------------------------------------------------

(1) Net interest income on a tax equivalent basis.
(2) Net interest income as a percentage of interest-earning assets, on a tax equivalent basis.
(3) Other expense divided by net interest income on a tax equivalent basis plus other income.
(4) Full time equivalent.
(5) Market change year to year plus dividends.

                                 MID AM, INC.

                           221 South Church Street
                          Bowling Green, Ohio 43402


[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE                                          With-  For All
                                                         For    hold   Except

1. Election of all Nominees for Director in Class III.   [ ]    [ ]     [ ]

   JAMES F. BOSTDORFF   EMERSON J. ROSS, JR.
   DAVID A. BRYAN       C. GREGORY SPANGLER
   HARRY W. KESSLER     JERRY L. STALEY
   EDWARD J. REITER

NOTE:  If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the exception(s) above.  Your shares will be voted for the remaining nominees.

                                            DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 1.







   Please be sure to sign and date this Proxy.   Date_____________________________

   __________________________________________    _________________________________
   Shareholder sign here                         Co-owner sign here



                                                Please check appropriate box below
                                        if you wish to attend one of our Corporate Updates.


I will attend the April 10th Corporate Update at The Holiday Inn in Montpelier, Ohio.                    [  ]

I will attend the April 11th Corporate Update at Croswell Opera House in Adrian, Michigan.               [  ]

I will attend the April 14th Corporate Update at NCR Country Club in Kettering, Ohio.                    [  ]

I will attend the April 15th Corporate Update at Lima Memorial Civic Center in Lima, Ohio                [  ]

I will attend the May 3rd Corporate Update at Meadowbrook Place in Toledo, Ohio.                         [  ]


                                            PLEASE SEE REVERSE SIDE FOR DETAILS ON OUR
                                                         CORPORATE UPDATES



Mark box at right if an address change or comment has been noted on the reverse side of this card.       [  ]

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If more than one trustee, all should sign.

____________________________________________________________________________________________________________________________________
DETACH CARD                                                                                                             DETACH CARD



                                 MID AM(R), INC.


     Dear Shareholder,

     Enclosed is your Notice of Annual Meeting of Shareholders and related Proxy Statement for our 1997 Annual Meeting. In an effort to provide our shareholders a greater opportunity to review the progress of the Company, we have also scheduled five separate Corporate Updates in each of the geographic regions in which the Company operates.

     These Corporate Updates will include a detailed review of the financial, business and operating performance of the Company and an opportunity to ask questions of management. The Corporate Updates will, in the tradition of Mid Am, Inc., include food and refreshments prior to the meeting. The dates times, and locations for each session are shown on the reverse side of this card.

     The business of the 1997 Annual Meeting, including the matters to be voted upon as described in the Notice and Proxy Statement, will be conducted on April 11, 1997 at 10:00 a.m. at the Toledo Club, Corinthian Room, Madison at 14th Street, Toledo, Ohio. You are also welcome to attend this Annual Meeting of Shareholders.

     The matters to be acted upon at the meeting are important to you as a shareholder. Therefore, whether or not you plan to attend, we urge you to complete and return the proxy card at your earliest convenience.

     We look forward to seeing you at our Corporate Updates.

     Sincerely,

     Edward J. Reiter

     Edward J. Reiter
     Chairman and CEO



MID AM, INC.                                      PROXY VOTING INSTRUCTION CARD
_______________________________________________________________________________


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF SHAREHOLDERS ON APRIL 11, 1997


The undersigned hereby appoints D. James Hilliker and Douglas J. Shierson and each of them, proxies, with the powers the undersigned would possess if present, and with full power of substitution, to vote all common shares of the undersigned in Mid Am, Inc. at the Annual Meeting and at any adjournments or postponements thereof, upon all subjects that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on this card. If no directions are given, the proxies will vote for the election of all listed nominees and, at their discretion, on any other matter that may properly come before the Annual Meeting.


  PLEASE DATE, SIGN AND MAIL YOUR INSTRUCTION CARD PROMPTLY IN THE ENCLOSED
                                  ENVELOPE.


HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?
___________________________                     ____________________________

___________________________                     ____________________________

___________________________                     ____________________________



                        MID AM, INC. CORPORATE UPDATES


                           We hope you can join us!
Please mark the appropriate box on the proxy card with the session you'd like to attend.
        We look forward to seeing you at one of these five sessions.
_______________________________________________________________________________

     THURSDAY, APRIL 10, 1997
     HOLIDAY INN
     13508 STATE RT. #15, MONTPELIER, OHIO
     5:30 PM RECEPTION / 6:30 PM PRESENTATION
     HOSTED BY: FIRST NATIONAL BANK NORTHWEST OHIO
     QUESTIONS? CALL LORI LADD @ (419) 636-1164

     FRIDAY, APRIL 11, 1997
     CROSWELL OPERA HOUSE
     129 EAST MAUMEE STREET, ADRIAN, MICHIGAN
     5:30 PM RECEPTION / 6:00 PM PRESENTATION /
     7:00 PM BALCONY PARTY / 8:00PM PERFORMANCE
     HOSTED BY: ADRIAN STATE BANK
     QUESTIONS? CALL SUE KOTTS @ (517)265-8125

     MONDAY, APRIL 14, 1997
     NCR COUNTRY CLUB
     4435 DOGWOOD TRAIL, KETTERING, OHIO
     6:00 PM RECEPTION / 6:45 PM PRESENTATION
     HOSTED BY: AMERIFIRST BANK
     QUESTIONS? CALL KELLY REITER @ (937)372-6933

     TUESDAY, APRIL 15, 1997
     LIMA MEMORIAL CIVIC CENTER
     7 TOWNE SQUARE, LIMA, OHIO
     5:30 PM RECEPTION / 6:30 PM PRESENTATION
     HOSTED BY AMERICAN COMMUNITY BANK
     QUESTIONS CALL CHRISTIE BARNS @ (800)837-0187

     SATURDAY, MAY 3, 1997
     MEADOWBROOK PLACE
     4480 HEATHERDOWNS BOULEVARD, TOLEDO, OHIO
     1:00 PM LUNCHEON / 2:00 PM PRESENTATION
     HOSTED BY: MID AMERICAN NATIONAL BANK & TRUST COMPANY
     QUESTIONS? CALL MELISSA ZATKO @ (419)249-3360